As filed with the Securities and Exchange Commission on June 24, 1996.
                                         Registration No. 333-1909

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  --------
                        AMENDMENT NO. 2 TO FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                                  --------

Equitable of Iowa Companies         Iowa                      42-1083593
Equitable of Iowa Companies         Delaware                  42-1456092
  Capital Trust

(Exact name of the Registrants  (State or other jurisdiction  (I.R.S. Employer
 as specified in their           of incorporation or           Identification
 respective charters)            organization)                 No.)

                          604 Locust Street
                            P.O. Box 1635
                     Des Moines, Iowa  50306-1635
                            (515) 245-6911
(Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)
                                  --------
                            John A. Merriman, Esq.
                        General Counsel and Secretary
                              604 Locust Street
                                P.O. Box 1635
                        Des Moines, Iowa  50306-1635
                               (515) 245-6787
      (Name, address, including zip code, and telephone number, including area code, of agent for service for each Registrant)

Copies to:

G. R. Neumann                                     Lynn Soukup
Nyemaster, Goode, McLaughlin,                     Shaw, Pittman, Potts
Voigts, West, Hansell & O'Brien, P.C.               & Trowbridge
1900 Hub Tower                                    2300 N Street, NW
Des Moines, Iowa  50309                           Washington, D.C. 20037
(515) 283-3121                                    (202) 663-8000
















  Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective, as determined by market conditions.
                             ____________

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities

Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]


  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]


  If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration statement for the same offering.  [  ]


  If delivery of the prospectus is expected to be made pursuant to Rule

434, please check the following box:  [X]














                                      2


                   CALCULATION OF REGISTRATION FEE
==============================================================================
                                                   Proposed
                                      Proposed     Maximum
Title of Each                         Maximum      Aggregate
Class of                              Offering     Offering       Amount of
Securities to         Amount to be    Price Per    Price          Registration
be Registered         Registered (1)  Unit (3)(4)  (3)(4)         Fee (2)(3)
______________________________________________________________________________
Debt Securities of
 Equitable of Iowa
 Companies

Preferred Stock(5) of
 Equitable of Iowa
 Companies, without
 par value

Common Stock(5)(6) of
 Equitable of Iowa
 Companies, without
 par value

Preferred Securities
 of Equitable of Iowa
 Companies Capital
 Trust

Guarantee(7) of
 Preferred Securities
 of Equitable of Iowa
 Companies Capital
 Trust by Equitable
 of Iowa Companies
 and back-up under-
 takings in connection
 with the Preferred
 Securities of Equitable
 of Iowa Companies
 Capital Trust

Warrants of Equitable
 of Iowa Companies
______________________________________________________________________________
 Total                $300,000,000      100%       $300,000,000   $94,828.25 (8)
==============================================================================

(1) Such indeterminate number or amount of Debt Securities, Preferred Stock and Common Stock of Equitable of Iowa Companies, Preferred Securities of

    Equitable of Iowa Companies Capital Trust and Warrants of Equitable of

    Iowa Companies as may from time to time be issued at indeterminate prices.

    Debt Securities of Equitable of Iowa Companies may be issued and sold to

    Equitable of Iowa Companies Capital Trust, in which event such Debt

    Securities may later be distributed to the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust upon its dissolution and the distribution of the assets thereof.  The amount registered is in United

    States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Does not include the filing fee of $8,620.75 associated with certain securities which has been previously paid, being carried forward pursuant to Rule 429 under the Securities Act of 1933, as described in the last paragraph of this cover page.






































                                      3

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.  The aggregate offering price of the Debt

    Securities, Preferred Stock, Common Stock, Preferred Securities and

    Warrants, and the exercise price of any Securities issuable upon exercise of Warrants registered hereby will not exceed $300,000,000.


(4) Exclusive of accrued interest and distributions, if any.


(5) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any

    Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.  No separate consideration will be received for the

    Preferred Stock or Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock.


(6) Includes Common Share Purchase Rights ("Rights").  The Rights are

    associated with and trade with the Common Stock.  The value, if any,

    attributable to the Rights is reflected in the market price of the

    Common Stock.


(7) Includes the rights of holders of the Preferred Securities under the

    Trust Guarantee and back-up undertakings, consisting of obligations of

    Equitable of Iowa Companies as set forth in the Declaration of Trust

    (including the obligation to pay expenses of Equitable Trust), the

    Indenture and any applicable supplemental indentures thereto, and the Debt

    Securities issued to Equitable Trust, in each case as further described in the Registration Statement.  No separate consideration will be received for the Guarantee or any back-up undertakings.


(8) All of this amount has been paid previously.


  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR

DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS

SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS

REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH

SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION




















































                                      4

STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING

PURSUANT TO SECTION 8(A), MAY DETERMINE.


  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS

CONTAINED HEREIN CONSTITUTES A COMBINED PROSPECTUS THAT ALSO RELATES TO

$25,000,000 UNSOLD PRINCIPAL AMOUNT OF THE DEBT SECURITIES PREVIOUSLY

REGISTERED PURSUANT TO EQUITABLE OF IOWA COMPANIES REGISTRATION STATEMENT

ON FORM S-3 (FILE NO. 33-57343).  THIS REGISTRATION STATEMENT CONSTITUTES

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (FILE

NO. 33-57343) PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD DEBT SECURITIES

PREVIOUSLY REGISTERED ON REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-

57343) MAY BE OFFERED AND SOLD AS DEBT SECURITIES, PREFERRED STOCK, COMMON

STOCK, PREFERRED SECURITIES AND WARRANTS, WITHOUT LIMITATION AS TO CLASS OF

SECURITIES, TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER, THROUGH THE

USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN.  IN THE EVENT ANY SUCH

PREVIOUSLY REGISTERED DEBT SECURITIES ARE OFFERED PRIOR TO THE EFFECTIVE

DATE OF THIS REGISTRATION STATEMENT, THEY WILL NOT BE INCLUDED IN ANY

PROSPECTUS HEREUNDER.
























                                      5


              Subject to Completion, Dated June 24, 1996

                     [Legend on Left Hand Margin]

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the

Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS

                             $300,000,000

                     EQUITABLE OF IOWA COMPANIES

     Debt Securities, Preferred Stock, Common Stock and Warrants

              EQUITABLE OF IOWA COMPANIES CAPITAL TRUST

    Preferred Securities Guaranteed to the Extent Set Forth Herein

                    by Equitable of Iowa Companies


  Equitable of Iowa Companies (the "Company") may from time to time offer,

together or separately, (i) its unsecured debt securities (the "Debt

Securities"), (ii) shares of its serial preferred stock, without par value

(the "Preferred Stock"), (iii) shares of its common stock, without par value (the "Common Stock") and (iv) warrants to purchase Debt Securities,

Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering.


  Equitable of Iowa Companies Capital Trust, a statutory business trust formed under the laws of the State of Delaware ("Equitable Trust"), may offer preferred securities, representing undivided beneficial interests in the assets of Equitable Trust ("Preferred Securities").  The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by Equitable Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the

Company to the extent described herein (a "Trust Guarantee").  The Trust

Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of

Equitable Trust (including the obligation to pay expenses of Equitable Trust),

the Indenture and any applicable supplemental indentures thereto, and the Debt

Securities issued to Equitable Trust, provide a full and unconditional guarantee by the Company of the amounts due on the Preferred Securities.  See

"Description of Preferred Securities of Equitable Trust" and "Description of

Trust Guarantee."  The Company's obligations under the Trust Guarantee will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company.  See "Description of Trust Guarantee -

Status of the Trust Guarantee."  Debt Securities may be issued and sold by the

Company to Equitable Trust or a trustee of Equitable Trust in connection with the investment of the proceeds from the offering of Preferred Securities and

Common Securities (as defined herein).  The Debt Securities purchased by

Equitable Trust may be subsequently distributed pro rata to holders of

Preferred Securities and Common Securities in connection with the dissolution

of Equitable Trust.                   2

The Debt Securities, Preferred Stock, Common Stock, Warrants and Preferred

Securities are collectively called the "Securities".


  The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $300,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies,

currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company or Equitable Trust, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus

Supplement.


  Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement") which will describe, without limitation and where applicable, (i) in the case of Debt

Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt securities, denominations, maturity, any interest rate (which may be fixed or variable) and time and method of calculating payment of any interest, any premium, dates on which any premium or any interest are payable, any terms for redemption, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any right of the Company to defer payment of interest on the

Debt Securities, and the maximum length of such deferral period,

subordination terms, currency or currencies of denomination and payment, if other than U.S. dollars, the  purchase price, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered; (ii)

in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, any dividend rate (including the method of calculating payment of dividends), place or places where dividends on such Preferred Stock will be payable, dates on which such dividends will be payable and dates from which such dividends






















































                                      3

shall accrue, seniority, redemption, voting and other rights, any terms for any conversion or exchange into other securities, the purchase price, any listing on a securities exchange, and any other terms; (iii) in the case of

Common Stock, the number of shares of Common Stock, dividend information and the terms of offering thereof; (iv) in the case of Warrants, the specific designation, the  number, the purchase price, the exercise price,

any listing of the Warrants or the underlying securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants; and (v) in the case of Preferred Securities, the specific designation, number of securities, liquidation preference per security,  the purchase price, any listing on a securities exchange,

distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of

Debt Securities of the Company.  The Debt Securities may be issued in registered or bearer form, or both.  If so specified in the applicable

Prospectus Supplement, Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.


  The Company's Common Stock is listed on the New York Stock Exchange under the trading symbol "EIC."  Any Common Stock sold pursuant to a Prospectus

Supplement will be listed on such exchange, subject to official notice of issuance.


  The Securities may be sold by the Company or Equitable Trust directly, or to or through underwriters or through dealers or agents.  See "Plan of

Distribution."  The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being

























































                                      4

delivered and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement.  See "Plan of Distribution" for possible indemnification arrangements for dealers,

underwriters and agents.


        This Prospectus may not be used to consummate sales of

      Securities unless accompanied by a Prospectus Supplement.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES

AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION

TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is _________, 1996.

































                                      5

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY

REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY

ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED

INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS

NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN

AUTHORIZED BY THE COMPANY OR EQUITABLE TRUST OR BY ANY AGENT, DEALER OR

UNDERWRITER.  THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO

NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE

SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS

UNLAWFUL.  THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT

ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT

AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                        AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  Such

reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the

Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.  20549,

and at the Commission's Regional Offices located at Suite 1400, Citicorp

Center, 500 West Madison Street, Chicago, Illinois  60601, and 13th Floor,

Seven World Trade Center, New York, New York  10048.  Copies of such reports, proxy statements and other information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street,

N.W., Washington, D.C.  20549, at prescribed rates.  Copies of such reports, proxy statements and other information may also be inspected and




                                      6

copied at the offices of the New York Stock Exchange, Inc., 20 Broad

Street, New York, New York  10005.


  The Company and Equitable Trust have filed with the Commission a

Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Securities.  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  Statements contained in this

Prospectus or in any Prospectus Supplement as to the contents of any document are not necessarily complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the

Commission for a complete version of the provisions thereof.


  No separate financial statements of Equitable Trust have been included or incorporated by reference herein.  The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of Equitable Trust will be owned,

directly or indirectly, by the Company, a reporting company under the Exchange

Act, (ii) Equitable Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Debt Securities issued by the

Company, and (iii) the Company's obligations described herein and any prospectus supplement, under the Declaration (including the obligation to pay expenses of

Equitable Trust), the Indenture and any supplemental indentures thereto, the

Debt Securities issued to Equitable Trust and the Trust Guarantee, taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities.  See "Description of Preferred

Securities of Equitable Trust" and "Description of Trust Guarantee."

                                      7

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-8590) are incorporated by reference into this Prospectus and made a part hereof:


  1.  The Company's Annual Report on Form 10-K for the year ended December

31, 1995.


  2.  The Company's Quarterly Report on Form 10-Q for the quarter ended March

31, 1996.


  3.  The Company Report on Form 8-K filed on May 3, 1996.


  4.  The descriptions of the Company's Common Stock, without par value,

and its Shareholder Rights Agreement, as amended, contained in separate Form

8-A Registration Statements filed with the Commission on August 27, 1993 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.


  5.  All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the

Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
















                                      8

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in the accompanying Prospectus

Supplement or contained herein or in the accompanying Prospectus Supplement shall be deemed to be supplemented, modified or superseded for purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein supplements, modifies or supersedes such statement.  Any such statement so supplemented, modified or superseded shall not be deemed,

except as so supplemented, modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.


  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference.  Such requests should be directed to

Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines,

Iowa  50306-1635, Attention:  Secretary, telephone:  (515) 245-6799.


                             THE COMPANY

  Equitable of Iowa Companies, a Des Moines, Iowa based insurance holding company, is a provider of individual annuity and life insurance products,

targeting middle-income individuals and small businesses throughout the

United States.  Through its primary insurance subsidiaries, Equitable Life

Insurance Company of Iowa ("Equitable Life") and USG Annuity & Life Company

("USG"), the Company offers its products in 49 states and the District of

Columbia.  Equitable Life was founded in 1867 and is the oldest life







                                      9

insurance company west of the Mississippi River.  The Company began actively marketing annuity products in 1988, principally through USG.  The

Company has had a rapid rate of growth in assets over the past few years,

primarily as a result of increased demand for its annuity products.


  The Company believes that, because of its diversified portfolio of annuity and life insurance products, it is well-positioned to take advantage of certain demographic and economic trends that are expected to increase demand for these types of products.  These trends include:  an aging "baby boomer" segment of the population that is increasingly concerned about retirement and estate planning; an increase in the number of families that are concerned about maintaining their standard of living at retirement; and lower public confidence that government and employer-

provided benefits at retirement will be sufficient.


  The Company offers, through its insurance subsidiaries, a portfolio of life insurance and annuity products designed to meet the needs of its customers for supplemental retirement income, estate planning and protection from unexpected death.  The Company requires that each of its products be priced to earn an adequate margin between the interest credited to the policyholder and the return earned by the Company on its investments.


  Annuities.  Annuities are long-term savings vehicles that are particularly attractive to customers over the age of 50 who are planning for retirement and seeking secure, tax-deferred savings products.  The individual annuity business is a growing segment of the savings and retirement market, and among the fastest growing segments of the life insurance industry.  Annuity products currently enjoy an advantage over certain other retirement savings products,

because the payment of federal income taxes on interest credited on annuity policies is deferred during the investment accumulation period.


                                      10

  The Company offers a variety of annuity products.  Single premium deferred annuities ("SPDAs"), in general, are savings vehicles in which the policyholder, or annuitant, makes a single premium payment to an insurance company.  The insurance company credits the account of the annuitant with earnings at an interest rate (the "crediting rate"), which is declared by the insurance company from time to time and may exceed, but may not be lower than, any contractually guaranteed minimum crediting rate.  The

Company also offers flexible premium deferred annuities ("FPDAs").  FPDAs are deferred annuities in which the policyholder may elect to make more than one premium payment.


  The Company's annuity products incorporate a number of features designed to reduce the early withdrawal or surrender of the policies and to partially compensate the Company for its costs if policies are withdrawn early.  Under the terms of the Company's policies, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account,

less a surrender charge for withdrawals.  Certain of the Company's deferred annuity contracts provide for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually.  Surrender charge periods on annuity policies currently typically range from five years to the term of the policy, with the majority of such policies currently being issued with a surrender charge period of seven years or more.  The initial surrender charge on annuity policies generally ranges from 5% to 20% of the premium and decreases over the surrender charge period.  In 1992, the Company introduced a number of annuity products in which a "market value adjustment" is applied to adjust the applicable surrender charge during the surrender charge period.

More than half of the Company's new annuity sales currently incorporate a market value adjustment.  The withdrawal rates of policyholder funds may be affected to some degree, however, by changes in interest rates.

  In the fourth quarter of 1994, the Company introduced a variable annuity

                                      11

product. A variable annuity involves maintaining the policyholder premiums in a separate account.  Policyholders have discretion to allocate their premiums among several available fund options.  The cash surrender value of a variable annuity policy depends on the performance of these underlying funds, which the policyholder may reallocate from time to time.  Similarly,

during the variable annuity's payout period, the payments distributed to the annuitant fluctuate with the performance of the underlying funds selected by the annuitant.  Variable annuities provide the Company with fee-

based revenue in the form of management and administration fees charged to the policyholder's account.


  Life Insurance Products.  The Company offers a variety of traditional,

universal and term life insurance products.  Traditional life insurance policies incorporate a fixed premium schedule and combine guaranteed insurance protection with a savings feature.  Traditional life polices cost more than comparable term life insurance coverage when the policyholder is younger, but less as the policyholder grows older.  The policyholder may borrow against the accumulated cash value, with policy loans typically available at a rate of interest lower than that available from other lending sources.  The policyholder may also choose to surrender the policy at any time and receive the accumulated cash value, less any applicable withdrawal charge, rather than continuing the insurance protection.  The Company currently offers fixed premium current interest and other traditional life insurance products, and its insurance in force also includes participating policies.


  Universal life insurance products provide whole life insurance and adjustable rates of return related to current interest rates.

Policyholders may vary the frequency and size of their premium payments,

although policy benefits may also fluctuate according to such payments.


                                      12

  Term life insurance policies provide insurance protection for unexpected death during the period in which the policy is in force, generally one, five,

ten or twenty years.  These products are designed to meet the customers'

shorter-term needs because the policies do not have an investment feature and no cash value is built up.  Term life premiums are accordingly lower than premiums of certain of the Company's other products.  The Company's current term life products include annually renewable term and five-year, ten-year and fifteen-year renewable and convertible term policies.


  In order to discourage early policy withdrawals and to partially compensate the Company for its costs if policies are terminated, all of the Company's universal life and interest-sensitive policies issued since 1986 have incorporated withdrawal charges or similar provisions for periods ranging from

14 to 19 years.


  Distribution.  The Company maintains a diverse distribution network that seeks to provide high quality service to its customers, including the

Company's policyholders, agents, brokers and other producers, while controlling costs.  The Company markets its products through a variable cost distribution network of over 53,000 licensed independent brokerage and career agents as well as through financial institutions, such as banks and thrifts.  The Company competes with other life insurance companies and distributors of retirement savings products.

  As a holding company, the Company's principal source of liquidity to meet its obligations (including any dividends, interest, principal and redemption payments with respect to the Securities) is distributions from its subsidiaries.  The rights of the Company to participate in any distribution of earnings or assets of any of its subsidiaries (and thus the ability of the

Company to use earnings and assets of its subsidiaries to pay its obligations under the Securities) are subject to state insurance regulatory and other

                                      13

statutory restrictions, including limitations on the amount of dividends that may be paid by the Company's insurance subsidiaries in any year without the prior approval of the state regulatory authorities, as more fully described in the notes to the Company's financial statements.  Any such distributions are also subject to the prior claims of creditors of that subsidiary,

including claims for policy benefits, debt obligations and other liabilities incurred in the ordinary course of business, except to the extent that the claims, if any, of the Company as a creditor of such subsidiary may be recognized.


  The mailing address of the principal executive office of the Company is

604 Locust Street, P.O. Box 1635, Des Moines, Iowa  50306-1635 and the

telephone number is 515-245-6911.


                           EQUITABLE TRUST

  Equitable Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended, (the "Declaration")

executed by the Company as sponsor for such trust (the "Sponsor"), and the

Equitable Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 19, 1996.  Equitable Trust exists for the exclusive purposes of

(i) issuing and selling the Preferred Securities and common securities representing undivided beneficial interests in the assets of Equitable

Trust (the "Common Securities" and, together with the Preferred Securities,

the "Trust Securities"), (ii) using the gross proceeds from the sale of the

Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.  All of the Common Securities will be directly or indirectly owned by the Company.  The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that,

                                     14

if an event of default under the Declaration has occurred and is continuing,

the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.  The

Company will directly or indirectly acquire Common Securities, in an aggregate liquidation amount equal to at least 3% of the total capital of Equitable Trust.


  Equitable Trust has a term of approximately 55 years but may terminate earlier, as provided in the Declaration.  Equitable Trust's business and affairs will be conducted by the trustees (the "Equitable Trustees")

appointed by the Company as the direct or indirect holder of all of the

Common Securities.  The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the

Equitable Trustees of Equitable Trust.  The duties and obligations of the

Equitable Trustees shall be governed by the Declaration.  Equitable Trust will have three Equitable Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company.  One

Equitable Trustee of Equitable Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust

Indenture Act"), pursuant to the terms set forth in the applicable

Prospectus Supplement (the "Property Trustee").  In addition, unless the

Property Trustee maintains a principal place of business in the State of

Delaware and otherwise meets the requirements of applicable law, one

Equitable Trustee of Equitable Trust will be an entity having a principal place of business in, or a natural person resident of, the State of

Delaware (the "Delaware Trustee").  The Company will pay all fees and expenses related to Equitable Trust and the offering of the Trust Securities.
                                      15

      The Property Trustee for Equitable Trust is The First National Bank

of Chicago and its corporate trust office is at One First National Plaza,

Suite 0126, Chicago, Illinois 60670-0126 Attention: Corporate Trust

Services Division.  The Delaware Trustee for Equitable Trust is First

Chicago Delaware, Inc. and its address in the State of Delaware is c/o FCC

National Bank, 300 King Street, Wilmington, Delaware  19801.  The Delaware

Trustee is an affiliate of the Property Trustee.  The Property Trustee also serves as Trustee under the Indenture of the Company dated as of January

17, 1995, pursuant to which the Company has issued $100,000,000 of its 8 1/2%

Notes due 2005 and will issue any Debt Securities to Equitable Trust in connection with the issuance of Preferred Securities.  See "Description of Debt

Securities -- Concerning the Trustee -- Relationships with the Company."  The address for Equitable Trust is c/o Equitable of Iowa Companies, the Sponsor of

Equitable Trust, at the Company's corporate headquarters located at 604

Locust Street, Des Moines, Iowa  50309-3705, telephone 515-245-6911.


                           USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of any Debt Securities,

Common Stock, Preferred Stock or Warrants offered hereby are expected to be used for general corporate purposes.  The proceeds from the sale of

Preferred Securities by Equitable Trust will be invested in the Debt

Securities of the Company.  Except as may otherwise be described in the

Prospectus Supplement relating to such Preferred Securities, the Company expects to use the net proceeds from the sale of such Debt Securities to

Equitable Trust for general corporate purposes.  Until the net proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in short-term marketable securities.  The specific




                                      16

allocations, if any, of the proceeds of any of the Securities will be described in the Prospectus Supplement relating thereto.



                  RATIO OF EARNINGS TO FIXED CHARGES


  The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries on a consolidated basis for each of the years ended December 31, 1991 through 1995.  The ratio of consolidated earnings to fixed charges is calculated by dividing consolidated earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt and a portion of rental expense).

                                                Year Ended
                                                December 31
                              ________________________________________
                                      1995   1994   1993   1992   1991


Ratio of earnings to fixed charges    10.0   17.8   12.3    8.0    4.9
























                                      17

                    DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any

Prospectus Supplement may relate.  The particular terms of the Debt

Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply or do not apply to such Debt

Securities, will be described in the Prospectus Supplement relating to such

Debt Securities.


  Unless otherwise indicated in an accompanying Prospectus Supplement, the Debt

Securities will be issued in one or more series under an Indenture dated as of

January 17, 1995 (as amended or supplemented from time to time, the "Indenture")

between the Company and The First National Bank of Chicago, as Trustee (together with any successor thereto, the "Trustee").  The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.  Certain terms defined in the Indenture are capitalized in this

Prospectus.  The parenthetical section references below are to the Indenture.


General

  The Debt Securities will be unsecured obligations of the Company.  The

Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder.  The Indenture provides that Debt

Securities may be issued thereunder from time to time in one or more series, with different maturity dates, interest rates and other terms, and may be denominated and payable in United States dollars or in foreign





                                      18

currencies or units based on or relating to foreign currencies, in each case as authorized from time to time by the Company.  Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Company to increase the principal amount of any series of Debt

Securities previously issued and to issue additional securities of such series in such increased principal amount.  (Section 2.3)


  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus and which will set forth the following terms relating to the Debt Securities, to the extent applicable thereto:  (1) the specific designation of the Debt Securities and authorized denominations thereof; (2) any limit on the aggregate principal amount of the Debt

Securities; (3) the percentage of the principal amount representing the price for which the Debt Securities will be issued; (4) the date or dates,

or method of determining the same, on which the principal of and premium,

if any, on the Debt Securities will mature; (5) the rate or rates per annum

(which may be fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined,

the date or dates from which any such interest will accrue or the method by which such date or dates will be determined, and the date or dates on which any such interest will be payable and (in the case of Debt Securities in registered form) the Record Dates for any interest payable on the Debt

Securities or the method by which such dates will be determined; (6) any index used to determine the amount of principal, premium or interest payable on the Debt Securities; (7) any subordination of the Debt Securities to other indebtedness of the Company (including to any other series of Debt Securities)

and the right of the Company, if any, to defer payment of interest on

Debt Securities and the maximum length of any such deferral period; (8) any mandatory or optional redemption, repayment or sinking fund or analogous provisions, including the period or periods within or the date upon which, the price or prices at which, the currency or units based on or relating to foreign currencies in which and the terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, at the option of the






















































                                      19

Company, at the option of the Holder thereof or otherwise; (9) whether the Debt

Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale, delivery,

transfer and exchange of the Debt Securities in bearer form or the payment of interest thereon and the terms of exchanges between registered and bearer form;

(10) whether the Debt Securities will be issuable in whole or in part in the form of one or more temporary or permanent Registered Global Securities and, if so, the identity of the Depositary for such Registered Global Securities and the terms and conditions, if any, upon which such Registered Global Security or

Securities may be exchanged in whole or in part for other definitive securities; (11) each office or agency where the principal of and premium and interest, if any, on the Debt Securities will be payable, and each office or agency where the Debt Securities may be presented for registration of transfer or exchange and where notices may be served upon the Company; (12) if other than in United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Debt Securities are denominated and/or in which the payment of the principal of and premium and interest, if any, on the Debt Securities will or may be payable; (13) any right of the

Company to require a Holder to accept, or of a Holder to elect to receive,

payment of the Debt Securities in a currency other than that in which they are denominated or stated to be payable; (14) if other than the stated principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity of the Debt Securities and/or the method by which such amount shall be determined; (15) any variation to the provisions of the Indenture with respect to the satisfaction and discharge of the Company's indebtedness and obligations, or termination of certain of its covenants and Events of Default under the Indenture, with respect to the Debt Securities by deposit of money or Government Obligations;

(16) any additions to or deletions from the Events of Default or covenants of the Company contained in the Indenture with respect to the Debt Securities;

(17) any trustee (other than The First National Bank of Chicago), depositary,

currency determination agent, authenticating or paying agent, transfer agent,























































                                      20

registrar or other agent with respect to the Debt Securities; (18) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable

Record Date; (19) any United States federal income tax considerations applicable to holders of the Debt Securities; (20) any terms for conversion or exchange of the Debt Securities into other securities of the Company; and (21)

any other terms of the Debt Securities which shall not adversely affect the interests of any Holders of any Debt Securities then outstanding. (Section 2.3)


  Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and may be offered and sold at a substantial discount below their stated principal amount.

Certain United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.  Certain

United States federal income tax considerations and other information applicable to any Debt Securities denominated in or having principal, any premium or any interest payable in foreign currencies or in units based on or relating to foreign currencies will be described in the Prospectus

Supplement relating thereto.


  Unless the Prospectus Supplement relating thereto specifies otherwise,

Debt Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof.  (Section 2.7)

The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or currency unit will specify the denominations thereof.

  Unless the Prospectus Supplement relating thereto specifies otherwise, the

                                      21

Debt Securities will be issued only in fully registered form without coupons.

Debt Securities of a series may be issuable in whole or in part in the form of one or more Registered Global Securities, as described below under "Registered

Global Securities."  In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Securities of the series to be represented by such Registered Global Security or Securities.  (Section 2.4)


  The Debt Securities will be unsecured and, unless otherwise described in the

Prospectus Supplement relating thereto, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.  (Section 2.3)

Except as described below under "Description of Debt Securities -- Covenants --

Limitation on Liens on Stock of Restricted Subsidiaries", there is no restriction in the Indenture against the Company or subsidiaries of the Company incurring secured or unsecured indebtedness or issuing secured or unsecured securities.  The Company has from time to time entered into, and will in the future enter into, credit agreements to fund its operations.  Such credit agreements may be secured by the assets of the Company, secured by the assets of the Company's subsidiaries or guaranteed by the Company's subsidiaries.  To the extent that such credit agreements are so secured or guaranteed, the lenders under such credit agreements will have priority over the Holders of the

Debt Securities with respect to the assets of the Company or its subsidiaries.


  Except as described below under "Description of Debt Securities --

Covenants", the Indenture does not contain covenants or other provisions designed to afford Holders of Debt Securities protection in the event of a change in capital structure, reorganization, dividend or distribution in respect of Capital Stock, change in credit rating, incurrence of indebtedness or similar obligations that would have priority over or be on a parity with the Debt Securities or other similar occurrence.  Holders of

                                      22

the Debt Securities will not have the right to accelerate the Debt Securities in the event of material adverse changes in the financial condition or results of operations of the Company or of its subsidiaries or other events which may adversely affect the creditworthiness of the Company.  Therefore, the financial condition and results of operations of the Company, and not the covenants and other provisions of the Indenture, should be the primary factor in an evaluation of whether the Company will be able to satisfy its obligations under the Debt Securities.


Exchange and Transfer

  At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Debt Securities of any series (other than Regis-

tered Global Securities) will be exchangeable into an equal aggregate principal amount of Debt Securities of the same series (with the same interest rate,

maturity date and other terms) of different authorized denominations except that Debt Securities of any series issued in registered form may not be ex-

changed for Debt Securities of the same series issued in bearer form unless the applicable Prospectus Supplement shall provide to the contrary. (Section 2.8)


  Unless otherwise provided in the applicable Prospectus Supplement, the Debt

Securities may be presented for exchange, and registered Debt Securities

(other than a Registered Global Security) may be presented for registration of transfer, at the offices or agency of the Security Registrar in New York,

New York.  No service charge will be made for any transfer or exchange, but the Company may require payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations or conditions contained in the Indenture.  Such transfer or exchange will be effected by the Security Registrar upon its being satisfied with the documents of title and the identity of the person making the request.  The

Company has appointed the Trustee as Security Registrar.  Debt Securities in

                                      23

bearer form and the related coupons, if any, will be transferable by delivery.

(Sections 2.8 and 3.2)


Payment

  Unless otherwise provided in the applicable Prospectus Supplement,

payment of principal of and premium, if any, on the Debt Securities will be made at the office of the Trustee in New York, New York.  Unless otherwise provided in the applicable Prospectus Supplement, payment of any installment of interest, if any, on a Debt Security will be made at the office or agency of the Trustee in New York, New York, except that, at the option of the Company, payment of any interest on Debt Securities in registered form may be made (i) by check mailed to the address of the

Person entitled thereto as such address shall appear in the Security

Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.  (Sections 3.1 and

3.2)  Unless otherwise provided in the applicable Prospectus Supplement,

payment of any interest due on Debt Securities in registered form will be made to the Persons in whose name such Debt Securities are registered at the close of business on the Record Date for such interest payments;

provided, however, that any interest that is payable at maturity will be payable to the person to whom principal payable at maturity shall be payable.  (Section 2.7)


  Principal and premium and interest, if any, shall be considered paid on the due date if on such date the Trustee or the paying agent holds money sufficient to pay all such amounts then due and the Trustee or the paying agent, as the case may be, is not prohibited under the terms of the

Indenture from paying such money to the Holders of the Debt Securities on that date.  (Section 3.1)



                                      24

Registered Global Securities

  The registered Debt Securities of a particular series may be issued in whole or in part in the form of one or more Registered Global Securities,

which will be deposited with or on behalf of a depositary located in the

United States (the "Depositary") that will be identified in the Prospectus

Supplement relating to such series, and registered in the name of the

Depositary or its nominee.  (Section 2.4)  Unless and until exchanged, in whole or in part, for other Debt Securities of such series in definitive form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such

Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor, and except in the circumstances described in the applicable Prospectus Supplement.

(Section 2.8)


  The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered

Global Security will be described in the Prospectus Supplement relating to such series.  The Company anticipates that the following provisions will apply to all depositary arrangements.


  Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the dealers, underwriters or agents participating in the distribution of such

Debt Securities or by the Company if such Debt Securities are offered and



                                      25

sold directly by the Company.  Ownership of beneficial interests in a

Registered Global Security will be limited to participants or persons that may hold interests through participants; however, the Company will have no obligations to participants or any persons that hold interests through participants.  Ownership of beneficial interests in a Registered Global

Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).  The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form.  The depositary arrangements described above and such laws may impair the ability to own or transfer beneficial interests in a Registered Global Security.


  So long as the Depositary for a Registered Global Security, or its

nominee, is the registered owner thereof, such Depositary or such nominee,

as the case may be, will be considered the sole owner or Holder of the Debt

Securities represented by such Registered Global Security for all purposes under the Indenture.  Unless otherwise specified in the applicable

Prospectus Supplement and except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt

Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof for any purposes under the Indenture.  (Section 7.3)  Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.  The Depositary may grant proxies and otherwise authorize participants to give or take any request,

demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.  The






















































                                      26

Company understands that, under existing industry practices, if the Company requests any action of Holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a Holder is entitled to give or take under the Indenture, the

Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.


  Principal of and premium and interest payments, if any, on Debt Securities represented by a Registered Global Security registered in the name of a

Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security.  The

Company expects that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal or premium or interest, if any, in respect thereof, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depositary.  The Company also expects that payments by participants to owners of beneficial interests in such Registered Global

Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.  Neither the Company, the Trustee nor any paying agent or Security Registrar for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.  (Section 7.3)
                                      27

  Unless otherwise specified in the applicable Prospectus Supplement, if the

Depositary for a Registered Global Security representing Debt Securities or a particular series of Debt Securities is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the

Exchange Act and any other applicable statute or regulation and a successor

Depositary is not appointed by the Company within ninety (90) days, the

Company will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Debt

Securities of such series.  In addition, the Company may at any time and in its sole discretion determine to no longer have the Debt Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing

Debt Securities of such series.  (Section 2.8)


  Within seven days after the occurrence of an Event of Default concerning nonpayment of interest, principal or any sinking fund or analogous payment with respect to any series of Debt Securities that is, in whole or in part,

represented by a Registered Global Security, the Company will execute, and the Trustee will authenticate and deliver, Debt Securities of such series in definitive registered form, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered

Global Security in exchange for such Registered Global Security.  (Section 2.8)

  Debt Securities in definitive registered form issued in exchange for a

Registered Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security,

pursuant to instructions from the participants or persons that hold interests through such participants, shall instruct the Trustee.  The Trustee will deliver Debt Securities in definitive registered form to or as directed by the persons in whose names such Debt Securities are so registered.  (Section 2.8)
                                      28

Covenants

  General.  Unless otherwise specified in the applicable Prospectus

Supplement, the Indenture requires the Company to covenant to the following with respect to each series of Debt Securities:  (i) to duly and punctually pay the principal of and premium and interest, if any, on such series of

Debt Securities (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Debt Securities of such series; (ii) to maintain an office or agency where Debt Securities of such series may be presented, surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own paying agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due; (iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee, and (v) to preserve its corporate existence (Article 3).

The Indenture also requires the Company to deliver to the Trustee, within

120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, the

Company is in compliance with the terms of the Indenture and, if not, the nature and status of such non-compliance.  (Section 4.3)


  Limitation on Liens on Stock of Restricted Subsidiaries.  Unless otherwise specified in the applicable Prospectus Supplement, the Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a security interest, pledge, lien or other encumbrance upon any shares of

Capital Stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any
                                      29

other indebtedness of or guarantee by the Company or any Restricted

Subsidiary ranking senior to or equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt.  (Section 3.6).

  For purposes of the Indenture, "Restricted Subsidiary" means each of

Equitable Life and USG, in each case, so long as it remains a subsidiary of the Company, as well as any subsidiary of the Company that is a successor to all or a principal part of the business of any such subsidiary and

"Capital Stock" means any and all shares, interests, rights to purchase,

warrants, options, participations or other equivalents of or interests in

(however designated) corporate stock.  (Section 1.1).  The Restricted

Subsidiaries accounted for substantially all of the consolidated revenues of the Company during the year ended December 31, 1995 and the consolidated assets of the Company at December 31, 1995.


  Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries.

Unless otherwise specified in the applicable Prospectus Supplement, the

Company will not, nor will it permit any Restricted Subsidiary to, issue,

sell, assign, transfer or otherwise dispose of, directly or indirectly, any

Capital Stock (other than nonvoting preferred stock) of any Restricted

Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries;

(iii) the disposition of all or any part of the Capital Stock of any

Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's Board of Directors

(acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 3.7)


                                      30

  Consolidation, Merger and Transfer of Assets.  Unless otherwise specified in the applicable Prospectus Supplement, the Company has agreed that it will not consolidate or merge with or into, or transfer, sell, convey or lease its properties or assets as, or substantially as, an entirety unless

(i) either the Company is the continuing entity or the successor (if other than the Company) is a domestic corporation or other domestic entity which expressly assumes the Company's obligations for each series of  Debt

Securities and under the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company delivers to the Trustee an officer's certificate and opinion of counsel stating that such consolidation, merger, transfer, sale, conveyance or lease complies with the Indenture.  (Article 9)


Events of Default

  The occurrence of any of the following events with respect to the Debt

Securities of any series will, unless otherwise specified in the applicable

Prospectus Supplement, constitute an "Event of Default" with respect to the

Debt Securities of such series:  (a) default for thirty (30) days in the payment of any installment of interest on any of the Debt Securities of such series; (b) default in the payment of any of the principal of or the premium,

if any, on any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c)

default in the deposit when due of any sinking fund payment or analogous obligation in respect of any of the Debt Securities of such series; (d)

default for sixty (60) days by the Company in the observance or performance of any other covenant or agreement contained in the Debt Securities of such series or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of
                                      31

the Debt Securities of such series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument

(including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or any of its Restricted Subsidiaries for money borrowed by the Company or any of its Restricted Subsidiaries (other than non-recourse indebtedness)

which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding $15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right), prior to the stated maturity thereof; or any failure by the Company or any Restricted Subsidiary to make any payment under a guarantee in respect of any indebtedness (except up to $26,311,000 aggregate principal amount of

8.70% Guaranteed Notes issued by Walnut Mall Limited Partnership, due August

19, 1996 and any accrued interest or premium with respect thereto, which indebtedness is more fully described in the notes to the Company's financial statements), in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (f) any final non-appealable judgment or order for the payment of money in excess of

$15,000,000 is rendered against the Company or any Restricted Subsidiary,

such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of $15,000,000), which





















































                                      32

coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default; or (g) certain events of bankruptcy,

insolvency or reorganization relating to the Company.  (Section 5.1)

Different or additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Debt Securities and will be described in the Prospectus Supplement relating thereto.  (Sections 2.3 and

5.1)  No Event of Default with respect to a particular series of Debt

Securities issued under the Indenture will necessarily constitute an Event of

Default with respect to any other series of Debt Securities issued thereunder.


  If an Event of Default shall have occurred and be continuing with respect to any series of the Debt Securities unless the principal of all of the Debt

Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal of all Debt Securities of such series then Outstanding and the interest, if any, accrued thereon to be due and payable immediately.  If an

Event of Default due to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing, the principal and interest on all the Debt Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Debt Securities.  Upon certain conditions, any such declaration of acceleration with respect to Debt

Securities of any series may be rescinded and annulled if all Events of

Default, other than the nonpayment of accelerated principal and premium, if any, with respect to the Debt Securities of such series shall have been cured,

waived or otherwise remedied as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding.  Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions
                                      33

relating to the acceleration of a portion of the principal thereof upon the occurrence and continuance of an Event of Default with respect thereto.

(Section 5.1)


  Holders of Debt Securities may not enforce the Indenture or the Debt

Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt

Securities.  (Sections 5.6 and 6.2)  Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the

Holders of a majority in aggregate principal amount of the Debt Securities of any series then Outstanding will have the right to direct the Trustee in the conduct of any proceeding for any remedy or the exercise of any trust or power with respect to such series, except that the Trustee may decline to follow such directions if it in good faith determines that the actions or proceedings so directed would unduly prejudice the rights of Holders of

Securities of other affected series not joining in the giving of such directions.  (Section 5.9)  Holders and beneficial owners of the Debt

Securities have no recourse under the Indenture, any Debt Security or the indebtedness evidenced thereby against any incorporator, officer, director,

employee, stockholder or partner, as such, of the Company.  (Section 11.1)


  The Indenture provides that the Trustee may withhold notice to the

Holders of the Debt Securities of any series of any continuing default affecting such series (except a default in payment) if it considers such withholding to be in the interests of the Holders of the Debt Securities of such series.  (Section 5.11)



Modification and Waiver

  The Indenture permits the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of the Debt

Securities to:  (a) pledge collateral as security for the Debt Securities of one or more series, (b) add guarantees with respect to the Debt Securities of one or more series, (c) evidence the assumption by a























































                                      34

successor entity of the obligations of the Company under the Indenture and with regard to the Debt Securities then Outstanding, (d) add covenants for the protection of the Holders of the Debt Securities of one or more series,

including any different grace periods or remedies for breach thereof otherwise than as provided in the Indenture, (e) cure any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provisions contained in the Indenture or make or add such other provisions as the Company may deem necessary or desirable, provided that no such action adversely affects the interests of the Debt Securities of any series, (f) establish the form and terms of the Debt Securities of any series, (g) evidence the acceptance of appointment by a successor

Trustee with respect to the Debt Securities of one or more series and certain related matters, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, (i) comply with any requirements of the Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended, or to comply with any amendments thereto, (j) comply with any requirements related to the listing of the Debt Securities of any series for trading on a securities exchange or through an interdealer quotation system, and (k) add to or change or eliminate any provision of the

Indenture if such change or elimination is applicable only to Debt

Securities of any series that are first issued after the effective date thereof.  (Section 8.1)


  The Indenture also permits the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series then Outstanding and affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of any such affected series; provided, however, that without the consent of the Holder of each Debt Security of any such series






















































                                      35

then Outstanding and affected thereby, no such supplemental indenture may:

(a) extend the time of payment of the principal (or any installment thereof)

of, or premium on any Debt Securities, or reduce the amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, reduce any amount payable on the redemption thereof, reduce the amount of, or postpone the date fixed for, any sinking fund payment or analogous obligation, or change the currency or currency unit in which the principal thereof or the premium or interest thereon is payable, or reduce the amount payable on any Original Issue

Discount Security upon acceleration or provable in bankruptcy, or change the place of payment specified for such Debt Securities, or alter certain provisions of the Indenture relating to Debt Securities not denominated in

United States dollars, or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities when due or, if such Debt Security shall so provide, any right of repayment at the option of the Holder thereof; or (b) reduce the percentage in principal amount of the Debt Securities of such series, the consent of whose Holders is required for any modification or amendment of the Indenture or for any waiver provided for in the Indenture; or (c) modify any of the foregoing provisions, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Debt Security so affected.

(Section 8.2)


  The Holders of a majority in aggregate principal amount of the Debt

Securities of any series then Outstanding may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with any covenant or provision of the

Indenture applicable to that series, except for any covenant or provision which cannot be modified or amended without the consent of the Holder of each Debt Security of such affected series.  (Section 11.13)  Prior to the declaration of acceleration of the maturity of Debt Securities of any series then Outstanding, the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding with respect




















































                                      36

to which a default or an Event of Default shall have occurred and is continuing may, on behalf of the Holders of all Debt Securities of such series, waive any past default or Event of Default and its consequences,

except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Debt Securities of such series which cannot be modified or amended without the consent of each of the Holders of the Debt Securities of such series.  (Section 5.10)


Defeasance and Discharge

  Unless otherwise specified in the applicable Prospectus Supplement, the

Company may elect either (a) to defease and be discharged from any and all obligations in respect of all outstanding Debt Securities of any particular series (defeasance and discharge), or (b) to be released from its obligations with respect to certain covenants of the Indenture and certain Events of

Default applicable to such series, all of which shall be specified in the applicable Prospectus Supplement (covenant defeasance), in each case if the

Company irrevocably deposits in trust with the Trustee for the benefit of the

Holders of the Debt Securities of such series funds and/or securities that are direct full faith and credit obligations of, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and the payment of which is unconditionally guaranteed by the full faith and credit of, the government which issued the currency in which the Debt

Securities of such series are payable or certain depository receipts therefor

("Government Obligations") which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide funds in an amount sufficient to pay all the principal of and premium and interest, if any, on the Debt Securities of such series (including any mandatory sinking fund or analogous payments) as they shall become due from time to time in accordance with the terms thereof.  To effect a defeasance and discharge with respect to Debt Securities of a series that will not be
                                      37

fully paid (upon maturity or redemption) within one year or to effect a covenant defeasance, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the Holders of the Debt

Securities of such series would not recognize income, gain or loss for United

States federal income tax purposes as a result of such defeasance and discharge or such covenant defeasance, as the case may be, and that such

Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and in the case of such a defeasance and discharge such opinion shall additionally state that either (A) there has been a change in the applicable United States federal income tax law to the foregoing effect or (B) the Company has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect.  Neither a defeasance and discharge with respect to Debt Securities of a series that will not be fully paid (upon maturity or redemption) within one year nor a covenant defeasance will be made with respect to any Debt Securities of a series then listed on any national securities exchange if such defeasance and discharge or covenant defeasance would cause Debt Securities of such series to be delisted.  Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Debt Securities of such series and the Holders of such

Debt Securities shall look only to the deposited funds or Government

Obligations for payment.  Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of and premium and interest, if any, on the Debt Securities of such series if not otherwise paid from such deposited funds or Government Obligations.

Notwithstanding the foregoing, certain obligations and rights under the

Indenture with respect to the obligations of the Trustee, compensation,

reimbursement and indemnification of the Trustee, rights of the Holders of

Debt Securities of a series to receive payments from the funds and Government

Obligations deposited with the Trustee for such series, registration of transfer and exchange of the Debt Securities of such series, replacement of mutilated, defaced, destroyed, lost or stolen Debt Securities and certain other administrative provisions will survive defeasance and discharge. (Section 10.1)


  In the event the Company exercises its option to effect a covenant defeasance with respect to any series of Debt Securities and the Debt

Securities of such series are declared due and payable because of the occurrence of any Event of Default still applicable to such series, the amount of money and Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default.

However, the Company shall remain liable for such payments.  (Section 10.1)


  If the Trustee or paying agent  is unable to apply any funds or Government

Obligations deposited with respect to a series of Debt Securities in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the

Company's obligations under the Indenture and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such funds or Government Obligations in accordance therewith; provided, however, that, if the Company has made any payment of premium or interest on or principal of any Debt Securities of such series because of the reinstatement of its obligations, the Company shall be entitled, at its election, (a) to receive from the Trustee or paying agent,

as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the

Holders of the Debt Securities of such series to receive such payment from the funds or Government Obligations held by the Trustee or paying agent.

(Section 10.6)

Governing Law

  The Indenture and the Debt Securities issued thereunder will be governed by the laws of the State of New York.  (Section 11.8)


Concerning the Trustee -- Relationships with the Company

  The First National Bank of Chicago, the Trustee under the Indenture, is one of a number of banks with which the Company and its subsidiaries has and in the future may have banking relationships in the ordinary course of business, including, in certain cases, credit facilities.  The First National

Bank of Chicago is presently a participant to the extent of its $33 million commitment in the Company's existing $300 million credit facility, but it is not an agent bank with respect to such facility.  The First National Bank of

Chicago is also the Property Trustee of Equitable Trust, the Preferred

Securities Guarantee Trustee (as defined herein) and an affiliate of the

Delaware Trustee of Equitable Trust.


  The Trustee, prior to the occurrence of an Event of Default under the

Indenture, undertakes to perform only such duties as are specifically set forth in the Indenture and, after an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any

Holder of Debt Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                    DESCRIPTION OF CAPITAL STOCK

  The following summary of certain provisions of the Company's Restated

Articles of Incorporation, as amended (the "Articles"), Amended and

Restated Bylaws (the "Bylaws"), and Shareholder Rights Agreement, effective as of April 30, 1992, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to such documents,

copies of which are incorporated by reference as exhibits to the

Registration Statement of which this Prospectus is a part.


  Under the Articles, the authorized capital stock of the Company consists of 70,000,000 shares of common stock, without par value ("Common Stock"),

and 2,500,000 shares of serial preferred stock, without par value ("Preferred

Stock").   As of February 29, 1996, (a) 31,853,432 shares of Common Stock and

(b) no shares of Preferred Stock were outstanding.


                     DESCRIPTION OF COMMON STOCK

General

  All shares of Common Stock offered hereby, or issuable upon conversion,

exchange or exercise of Securities, will be fully paid and non-assessable.

  Holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities of the Company.  The

Common Stock is listed on the New York Stock Exchange. The registrar and transfer agent for the Common Stock is currently Boatmen's Trust Company,

510 Locust Street, P.O. Box 14737, St. Louis, Missouri  63178-4737.


Dividends


  Subject to the rights of the holders of any shares of Preferred Stock,

holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company (the

"Board" or the "Board of Directors") out of funds legally available therefor.


Liquidation Rights

  Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding.


Voting Rights


  The Articles and the Bylaws provide that each outstanding share of Common

Stock is entitled to one vote on each matter to be voted on at a stockholder meeting, except that the holders of Common Stock have cumulative voting rights with respect to the election of directors.  Cumulative voting permits holders of shares of Common Stock to cast, for any one or more nominees for election to the Board of Directors, the number of votes equal to the product of the number of shares such shareholder owns and the number of nominees proposed for election to the Board. A shareholder may cast all of such votes for a single director or may distribute such votes among any number of nominees proposed for election.


  The affirmative vote of two-thirds of the votes entitled to be cast at a meeting of the Company's stockholders is required to remove directors for cause and to effect certain amendments to the Articles.


Shareholder Rights Plan


  The Board adopted the Shareholder Rights Agreement (the "Rights Plan"),

effective as of April 30, 1992.  In connection with the effectiveness of the Rights Plan, the Board declared a dividend distribution of one right (a

"Right") for each outstanding share of Common Stock.  Each Right, when exercisable, entitles the registered holder to purchase from the Company one or more shares of Common Stock (or in some instances an equivalent security equal in value to a share of Common Stock) at an exercise price of $100.00 per

Right, subject to adjustment.


  Initially the Rights are not exercisable.  They will trade with, and cannot be separated from, the outstanding shares of Common Stock.  The

Rights become exercisable (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons, with the exception of certain Company related entities (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the Common Stock or (ii) ten (10) days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of related persons acquiring beneficial ownership of 25% or more of the Common Stock (the earlier of such dates being called the "Distribution Date").

  The Rights will expire on the earlier of April 30, 2002 or redemption of the Rights by the Company.  The Rights are redeemable at a price of one-quarter of one cent ($.0025) per Right at any time before a person becomes an Acquiring Person, or at any time before the Distribution Date.


                    DESCRIPTION OF PREFERRED STOCK

  The following summary contains a description of certain general terms of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto.  If so specified in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Articles and the amendment thereto relating to each particular series of Preferred

Stock (the "Series Amendment") which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.


General

  Under the Articles, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 2,500,000 shares of Preferred Stock.  As of the date hereof, no shares of Preferred Stock were outstanding.  The Board of Directors may from time to time authorize the issuance of shares of Preferred Stock in series, and each such series shall have such dividend and liquidation preferences, redemption prices, conversion rights, and other terms and provisions as may be contained in the resolutions of the Board of Directors providing for their issuance. All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.


Rank

  Any series of Preferred Stock will, with respect to rights on liquidation,

winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of

Preferred Stock; (ii) on a parity with all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of

Preferred Stock. In addition, any series of Preferred Stock will, with respect to dividend rights, rank (i) senior to all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock and, to the extent provided in the applicable Series Amendment, to Common Stock, (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of

Preferred Stock and, to the extent provided in the applicable Series Amendment,

to Common Stock, and (iii) junior to all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock.  As used in any Series

Amendment for these purposes, the term "equity securities" will not include debt securities convertible into or exchangeable for equity securities.

Dividends

  Holders of each series of Preferred Stock will be entitled to receive,

when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred

Stock. Such rate may be fixed or variable or both.  Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company on such record dates as shall be fixed by the Board of

Directors.  Dividends on any series of Preferred Stock may be cumulative or noncumulative.


  No full dividends may be declared or paid or funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or funds set apart for such payment on the equity securities ranking on a parity or senior with respect to dividends with such series of Preferred Stock.

If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities ranking on a parity with such series of Preferred Stock with respect to dividends after payments of any dividends on equity securities ranking senior to such series of Preferred Stock with respect to dividends.


Conversion and Exchange

  The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of

the Company. The Common Stock of the Company is described under

"Description of Common Stock".

Redemption

  A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.


  In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of

Directors, or by any other method determined to be equitable by the Board of Directors.


  On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.


Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends.  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities of the Company ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled.  After payment of the full amount of the liquidation preference to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.


Voting Rights

  Except as set forth in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.


Transfer Agent and Registrar

  The transfer agent and registrar for each series of Preferred Stock will be described in the applicable Prospectus Supplement.


                     LIMITATIONS ON CHANGE IN CONTROL

  The purpose of the Rights Plan and certain provisions of the Articles and the Bylaws are to discourage certain types of transactions that may involve an actual or threatened change of control of the Company.  The Company believes that the Rights Plan and these provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not have the effect of maximizing long-term stockholder value or is otherwise unfair to stockholders of the Company.

However, the Rights Plan and these provisions, individually and collectively,

make more difficult, and may discourage certain types of potential acquirers from proposing, a merger, tender offer or proxy contest, even if such transaction or occurrence may be favorable to the interest of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to stockholders.  By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management and the temporary fluctuations in the market price of the shares that often result from actual or considered takeover attempts.


  Classified Board of Directors.  The Articles provide for the classification of the Board of Directors into three classes of directors serving staggered three-year terms, with the classes to be as nearly equal in number as possible.

One class of directors stands for election at each annual meeting of stockholders.  Therefore, at least two stockholder meetings will generally be required to effect a change in control of the Board.


  Cumulative Voting.  As discussed above, cumulative voting permits a shareholder to distribute votes to one or any number of nominees proposed for election.  As a result, a minority shareholder may be able to prevent an attempt to gain full control over the Board.


  Preferred Stock.  Preferred Stock can be issued in one or more series by the Board of Directors without further stockholder approval.  The Board of

Directors has the power to determine the designations, preferences and rights of each such series.  Because the Board of Directors has substantial
                                      49

discretion in setting the terms of the Preferred Stock, such stock may act as a defensive measure.


  Advance Notice for Stockholder Business Proposals.  The Bylaws provide for an orderly procedure for the notification of the Board of Directors of business which is to be presented by a stockholder at stockholder meetings.

The procedure is designed to enable the Board to plan such meetings and also, to the extent it deems necessary or desirable, to inform the stock holders, prior to the meeting, of any new business that will be presented at the meeting.


  This procedure precludes the conducting of business at a particular meeting if the proper notice procedures have not been followed.  Nothing precludes discussion by any stockholder of any business properly brought before the annual meeting of stockholders of the Company.


  Advance Notice for Stockholder Nomination Proposals.  The Bylaws provide that only persons who are nominated in accordance with the procedures specified therein are eligible for election as directors.  Such nominations may be made by the Board of Directors, by any committee appointed by the Board or by any stockholder of the Company entitled to vote for the election of directors at the meeting, provided that any stockholder seeking to nominate a person for election as a director of the Company has complied with the notice procedures.

Written notice of a stockholder nomination must be made to the Secretary of the

Company not later than, with respect to an annual meeting, 120 days in advance of the date on which the Company's proxy statement for the preceding year's annual meeting of stockholders was released.  With respect to an election to be held at a special meeting of stockholders, notice by the stockholder must be delivered or received not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  This notice must set forth the name and address of the
                                      50

stockholder who intends to make the nomination and the name and address of the person being nominated, together with certain other accompanying information.


  Independence Policy.  Since 1980, the Board has had an internal

"Continuation Policy" which recognizes the Board's adherence to management policies designed to enhance the long-term value of the Company.  In 1991,

the Board of Directors adopted an Independence Policy which reaffirms its adherence to such management policies and acknowledges the importance of the Company's continued independence to the achievement of such policies.

The Independence Policy also indicates that the Board may consider the interests of the Company's other constituents, such as its employees and policyholders, as well as the interests of the Company's stockholders, in evaluating any offer for control of the Company.  Under Iowa law, the consideration by the Board of the interests of such non-stockholder constituencies is consistent with its fiduciary duties.


  Removal of Directors Solely for Cause.  The Articles provide that the directors of the Company may be removed from office by the stockholders only for cause.  Cause is defined as the conviction of a director of a felony or an adjudication by a court of competent jurisdiction that a director was liable for negligence or misconduct in the performance of a director's duty to the Company.  This provision makes it more difficult for the Company's stockholders to remove a director and, thereby, may discourage outsiders from seeking to acquire control of the Company because they could be delayed in making changes in existing management.


  Employee Benefit Plans.  The Company presently has four executive compensation plans that contain provisions which entitle participants to certain benefits in the event of a change in control.  Under the Company's

Amended and Restated Key Employee Incentive Plan (a cash bonus plan), in


                                      51

the event of a change in control, any awards that are outstanding become immediately vested, any performance standards related to the awards are deemed achieved at target levels and applicable restrictions lapse.

Similarly, under the Company's 1982 Stock Incentive Plan, outstanding options become exercisable, restrictions on stock awards lapse and any performance standards are deemed achieved in the event of a change of control.  Under the Company's Restated and Amended 1992 Stock Incentive

Plan, in the event of a change in control, the Compensation Committee of the Company's Board of Directors may, in its discretion, either at or after the time an award is made (i) provide for the vesting of any award, (ii)

provide for the Company's purchase of any award upon the participant's request, (iii) make adjustments to the award to reflect the change in control, (iv) determine that any performance goals required to be met are deemed to have been achieved and provide for the acceleration of such an award, or (v) cause the award to be assumed by the surviving company.

Finally, under the Company's Executive Severance Pay Plan, each eligible employee terminated subsequent to a change in control is entitled to receive a maximum severance benefit equal to one year's base salary even though the full vesting period may not have expired.  These measures individually and in the aggregate may have an anti-takeover effect.


  State Insurance Laws.  The insurance laws and regulations of the jurisdictions in which the Company or its insurance subsidiaries do business may impede or delay a business combination involving the Company.


                           INDEMNIFICATION

  The Articles provide that directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Iowa Business Corporation

Act (the "IBCA").  The IBCA provides in such case that a director shall not

                                      52

be liable for monetary damages for breach of fiduciary duty as a director,

except for (i) a breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which the director derives improper personal benefit, or (iv) liability for an unlawful distribution under the IBCA.


  The Articles and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the IBCA.  The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the company, that the conduct was in the company's best interests, and in all other cases, that the person's conduct was at least not opposed to the company's best interests and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful,

on the merits or otherwise, to which the person may be a party because of the person's position with the Company.  If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company.  Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.


  The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to certain claims against them caused by negligent acts, errors or omissions.

                                      53

                       DESCRIPTION OF WARRANTS

  The Company may issue Warrants, including Warrants to purchase Debt

Securities, Preferred Stock, Common Stock , or any combination thereof.

Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities.  The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the applicable

Prospectus Supplement.  No warrants may be issued to purchase Preferred

Securities or Common Securities issued by Equitable Trust.


  The applicable Prospectus Supplement will describe the terms of any

Warrants in respect of which this Prospectus is being delivered, including the following:  (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation, amount and terms of the Securities (other than Preferred Securities and Common

Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities)

purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred

Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the


                                      54

date on and after which such Warrants and the related Securities (other than

Preferred Securities and Common Securities) will be separately transferable;

(xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms,

procedures and limitations relating to the exchange and exercise of such

Warrants.


        DESCRIPTION OF PREFERRED SECURITIES OF EQUITABLE TRUST

  The following summary of certain provisions of the Declaration of Trust of Equitable Trust, as amended, (the "Declaration") does not purport to be complete and is subject to and qualified in its entirety by reference to the

Declaration, a copy of which is included as an exhibit to the Registration

Statement of which this Prospectus is a part.

General

  Equitable Trust may issue a series of Preferred Securities having terms described in the Prospectus Supplement relating thereto.  The Declaration authorizes the Regular Trustees of Equitable Trust to issue on behalf of

Equitable Trust one series of  Preferred Securities.  The Declaration will be qualified as an indenture under the Trust Indenture Act.  The Property

Trustee, an independent trustee, will act as indenture trustee for the

Preferred Securities for purposes of compliance with the provisions of the

Trust Indenture Act.  The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred,

deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture






                                      55

Act.  Reference is made to any Prospectus Supplement relating to the Preferred

Securities of Equitable Trust for specific terms of the Preferred Securities,

including, to the extent applicable, (i) the distinctive designation of such

Preferred Securities, (ii) the number of Preferred Securities issued by

Equitable Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by Equitable Trust and the date or dates upon which such distributions shall be payable (provided, however,

that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions,  be payable on a quarterly basis to Holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of Equitable Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Debt Securities held by Equitable Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of

Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on

Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of Equitable Trust to the Holders of Preferred

Securities upon voluntary or involuntary dissolution, winding-up or termination of Equitable Trust, (vii) the obligation or option, if any, of Equitable Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement), (viii) the voting rights,

if any, of Preferred Securities in addition to those required by law,

including the number of votes per Preferred Security and any requirement for the approval by the Holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Debt Securities held by Equitable Trust may be distributed to holders of Preferred Securities, and (x) any other























































                                      56

relevant rights, preferences, privileges, limitations or restrictions of

Preferred Securities consistent with the Declaration or with applicable law.  All Preferred Securities offered hereby will be guaranteed by the

Company to the extent set forth below under "Description of Trust

Guarantee."  The Trust Guarantee, when taken together with the Company's back-up undertakings, consisting of its obligations under the Declaration

(including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto and the Debt Securities issued to Equitable Trust will provide a full and unconditional guarantee by the Company of the Preferred Securities.  Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto and certain proposed tax law changes are described below.  See "Description of Preferred Securities

- -- Proposed Tax Law Changes."  The payment terms of the Preferred Securities will be the same as the Debt Securities issued to Equitable Trust by the

Company.

  An Event of Default under the Declaration will be deemed to have occurred whenever an event of default (as defined in the Indenture) shall have occurred with respect to the Debt Securities held by Equitable Trust.  If the Property

Trustee fails to enforce its rights with respect to the Debt Securities held by Equitable Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property

Trustee's rights under such Debt Securities without first instituting any legal proceedings against such Property Trustee or any other person or entity.

Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debt Securities issued to

Equitable Trust on the date such interest or principal is otherwise payable,

then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Debt Securities on or after the respective due dates specified in the Debt Securities, and the























































                                      57

amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities.

  The Declaration authorizes the Regular Trustees to issue on behalf of

Equitable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the

Declaration or as shall otherwise be set forth therein.  The terms of the

Common Securities issued by Equitable Trust will be substantially identical to the terms of the Preferred Securities issued by Equitable Trust, and the

Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.  Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Equitable Trustees of Equitable

Trust.  All of the Common Securities of Equitable Trust will be directly or indirectly owned by the Company.


  The financial statements of Equitable Trust will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as

Company-obligated mandatorily-redeemable preferred securities of its subsidiary,

Equitable of Iowa Companies Capital Trust, holding solely Debt Securities of the Company and indicating the principal amount, interest rate and maturity date thereof.  In a footnote to the Company's audited financial statements there will be included statements that Equitable Trust is wholly-owned by the

Company and that, considered together, the Trust Guarantee and the back-up undertakings of the Company constitute a full and unconditional guarantee by the Company of the Preferred Securities.
                                      58

Proposed Tax Law Changes

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"),

the revenue portion of President Clinton's budget proposal, was released.  The

Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years.  The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet.  For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised.  The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after

December 7, 1995.  However, on March 29, 1996, the Chairmen of the Senate

Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action.  If either of the provisions of the Bill described above were to apply to the Debt Securities held by Equitable Trust,

the Company would be unable to deduct interest on the Debt Securities held by

Equitable Trust.  There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Debt Securities held by Equitable Trust.  The Prospectus

Supplement relating to any offering of Preferred Securities will describe any additional material developments with respect to the Bill.





                                      59

                    DESCRIPTION OF TRUST GUARANTEE


  Set forth below is a summary of information concerning the Trust Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities.  The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act.  The First National

Bank of Chicago will act as independent indenture trustee for Trust Indenture

Act purposes under the Trust Guarantee (the "Preferred Securities Guarantee

Trustee").  The terms of the Trust Guarantee will be those set forth in such

Trust Guarantee and those made part of such Trust Guarantee by the Trust

Indenture Act.  The summary of certain provisions of the Trust Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.  The Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of Equitable Trust.


General

  Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the

Trust Guarantee Payments (as defined below) (except to the extent paid by

Equitable Trust), as and when due, regardless of any defense, right of set-off or counterclaim which Equitable Trust may have or assert.  The following payments or distributions with respect to the Preferred Securities (the "Trust

Guarantee Payments"), to the extent not paid by Equitable Trust, will be subject to the Trust Guarantee (without duplication):  (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities,

to the extent Equitable Trust shall have funds available therefor, (ii) the



                                      60

redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent Equitable Trust has funds available therefor, with respect to any Preferred Securities called for redemption by Equitable Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Equitable Trust (other than in connection with the distribution of Debt Securities to the holders of Preferred

Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred

Securities to the date of payment, to the extent Equitable Trust has funds available therefor or (b) the amount of assets of Equitable Trust remaining for distribution to holders of such Preferred Securities in liquidation of

Equitable Trust.  The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing Equitable Trust to pay such amounts to such holders.


  The Trust Guarantee will not apply to any payment of distributions except to the extent Equitable Trust shall have funds available therefor.  If the Company does not make interest or principal payments on the Debt Securities purchased by Equitable Trust, Equitable Trust will not pay distributions on the

Preferred Securities issued by Equitable Trust and will not have funds available therefor.


  The Company has also agreed to guarantee the obligations of Equitable Trust with respect to the Common Securities (the "Trust Common Guarantee") to the

same extent as the Trust Guarantee, except that, if an Event of Default under the Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common

Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.
                                      61
Certain Covenants of the Company


  In the Trust Guarantee, the Company will covenant that, so long as any

Preferred Securities remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or under the Declaration, then

(a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the

Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Debt Securities issued to Equitable Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.


Modification of the Trust Guarantees; Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities.  The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement.  All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns,

receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.





                                      62

Events of Default

  An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.  The holders of a majority in liquidation amount of the

Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred

Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities

Guarantee Trustee under the Trust Guarantee.


  If the Preferred Securities Guarantee Trustee fails to enforce the Trust

Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities

Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against Equitable Trust, the Preferred Securities Guarantee

Trustee or any other person or entity.  Notwithstanding the foregoing, if the

Company has failed to make a Guarantee Payment, a record holder of Preferred

Securities may directly institute a proceeding  against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the

Preferred Securities of the principal of or interest on the Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities.  The Company has waived any right or remedy to require that any action be brought first against

Equitable Trust or any other person or entity before proceeding directly against the Company.








                                      63

  The Company will be required to provide annually to the Preferred

Securities Guarantee Trustee a statement as to the performance by the

Company of certain of its obligations under the Trust Guarantee and as to any default in such performance.


Information Concerning the Preferred Securities Guarantee Trustee

  The Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee,

shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.  Subject to such provision, the

Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Trust Guarantee

  The Trust Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Debt Securities held by Equitable Trust to the holders of all of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Equitable

Trust.  The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred

Securities must restore payment of any sums paid under such Preferred

Securities or the Trust Guarantee.









                                      64

Status of the Trust Guarantee

  The Trust Guarantee will constitute an unsecured obligation of the

Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the

Company's Common Stock.  The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.


  The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guaran tee without instituting a legal proceeding against any other person or entity).


Governing Law


  The Trust Guarantee will be governed by and construed in accordance with the law of the State of Iowa.

















                                      65
                         PLAN OF DISTRIBUTION

  The Company and Equitable Trust may offer and sell Securities in any of the following ways:  (i) directly to purchasers, (ii) through agents, (iii)

through underwriters, (iv) through dealers or (v) through a combination of any such methods.  The Prospectus Supplement with respect to an offering of

Securities will set forth the terms of such offering, including, to the extent applicable, the name or names of any underwriters (and any managing underwriters), the names of any dealers or agents, the purchase price of the Securities and the proceeds to the Company or Equitable Trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or interdealer quotation system on which such Securities are expected to be listed.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


  Securities may be offered and sold, and offers to purchase such securities may be solicited, by agents designated by the Company or

Equitable Trust from time to time.  Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and the terms of such agency (including any commissions payable by the Company or Equitable Trust to such agent) will be set forth,

in the applicable Prospectus Supplement.  Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


  If an underwriter or underwriters are utilized in the sale of Securities,

the Company or Equitable Trust will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is

                                      66

reached, and the names of the managing underwriter or managing underwriters,

as well as any other underwriters, and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers,

if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which such

Prospectus Supplement is delivered to the public.  If underwriters are used in the sale, such underwriters will acquire Securities for their own account and may resell such Securities from time to time in one or more transactions,

including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate.  Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.  If any underwriters are utilized in the sale of the Securities, unless otherwise set forth in the Prospectus Supplement relating thereto the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of

Securities will be obligated to purchase all such Securities, if any are purchased.

  If a dealer is utilized in the sale of the Securities, the Company or

Equitable Trust will sell such Securities to the dealer, as principal.  The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.  The name of the dealer and the terms of the transaction will be set forth in the Prospectus

Supplement relating thereto.

  Agents, underwriters and dealers may be entitled under agreements that may be entered into with the Company or Equitable Trust to indemnification by the Company or Equitable Trust against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to
                                      67
contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof.  Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company and affiliates of the Company.  Any agents,

dealers or underwriters participating in the offering of Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, of the Securities so offered.


  Offers to purchase Securities may be solicited directly by the Company or

Equitable Trust and sales thereof may be made by the Company or Equitable

Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.  The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the

Prospectus Supplement relating thereto.


  Each series of Securities (other than Common Stock) will be a new issue of securities and may have no established trading market.  Agents and underwriters may from time to time purchase and sell Securities in the secondary market or may make a market in the Securities, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Securities or liquidity in the secondary market if one develops.


  If so indicated in the applicable Prospectus Supplement, the Company or

Equitable Trust will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from the Company or

Equitable Trust at the public offering price set forth in the applicable

Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts")

providing for payment and delivery on a specified date in the future.  A commission indicated in the applicable Prospectus Supplement will be paid to
                                      68

underwriters, dealers or agents soliciting purchases of Securities pursuant to Contracts accepted by the Company or Equitable Trust.  The Contracts will be subject to the conditions set forth in the applicable Prospectus Supplement.


  As one of the means of direct issuances of Securities, the Company or

Equitable Trust may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Securities among potential purchasers who are eligible to participate in the auction or offering of such Securities, if so described in the applicable Prospectus

Supplement.


  The anticipated place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable

Prospectus Supplement.


                            LEGAL MATTERS

  The validity of the Securities offered hereby other than the Preferred

Securities will be passed upon for the Company and Equitable Trust by

Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., 1900

Hub Tower, Des Moines, Iowa  50309.  Certain United States federal income taxation matters also will be passed upon for the Company and Equitable

Trust by Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien,

P.C.  Attorneys in such law firm hold shares of Common Stock.  Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for Equitable Trust by Richards, Layton & Finger, P.A.,  One Rodney

Square, Wilmington, Delaware  19899, special Delaware counsel to Equitable

Trust.  Certain legal matters in connection with the Securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by LeBoeuf, Lamb, Greene &






                                      69

MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York  10019-5389.  As to

certain matters of Iowa law, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon the opinions of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell &

O'Brien, P.C.


                               EXPERTS

  The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended

December 31, 1995 incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young

LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.
























                                      70

PROSPECTUS SUPPLEMENT
 (To Prospectus dated         , 1996)

               Subject to Completion, Dated June 24, 1996

                      _______ Preferred Securities

                 EQUITABLE OF IOWA COMPANIES CAPITAL TRUST
          ____% Trust Originated Preferred Securities SM (''TOPrS SM ")
              (Liquidation amount $25 per Preferred Security)
                guaranteed to the extent set forth herein by
                      EQUITABLE OF IOWA COMPANIES
                         ____________________

     The ___% Trust Originated Preferred Securities (the "Preferred Securi-ties") offered hereby represent preferred undivided beneficial interests in the assets of Equitable of Iowa Companies Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Equitable Trust"). Equitable of Iowa Companies, an Iowa corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Equitable Trust. Equitable Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of ___% Subordinated Deferrable Interest Debentures due ______, 2026 ("Subordinated Debentures") of the Company. Upon a Declaration Event of Default (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.
                                                     (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

     The Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                         ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
____________________________________________________________________________
                  Initial Public    Underwriting      Proceeds to
                  Offering          Commission(2)     Equitable
                  Price(1)                            Trust(3)(4)
____________________________________________________________________________
 Per Preferred    $25.00            (3)               $25.00
 Security
____________________________________________________________________________
 Total            $___________      (3)               $___________
============================================================================
(1)  Plus accrued distributions, if any, from ____________ ____, 1996.
(2) Equitable Trust and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compen-sation") for their arranging the investment therein of such proceeds $_____ per Preferred Security (or $_____ in the aggregate); provided that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $________ per Preferred Security. See "Underwriting."
(4) Expenses of the offering, which are payable by the Company, are estimated to be $___________.

     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about __________ __, 1996.

                         Merrill Lynch & Co.
_________________ __________________  ________________    ________________

   The date of this Prospectus Supplement is __________ ___, 1996.

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.































             [Legend on Left Hand Margin of Facing Page]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

















































(continued from previous page)

     Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of _____% of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing _______, 1996 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of Equitable Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by Equitable Trust and payments on liquidation of Equitable Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Trust Guarantee") if and to the extent Equitable Trust has funds available therefor. The Company's obligations under the Trust Guarantee, taken together with its back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supple-mental indentures thereto, and the Subordinated Debentures issued to Equitable Trust, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Effect of Obligations Under the Subor-dinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantee" in the accompanying prospectus (the "Prospectus"). If the Company does not make principal or interest payments on the Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Subordinated Debentures as described below, Equitable Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Trust Guarantee will not apply to such distributions until the Company has made such principal or interest payments. The obligations of the Company under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of the Company and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. At March 31, 1996, the aggregate amount of SeniorIndebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $9.2 billion.

     The Company has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ___% per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period or Change Maturity Date," "Risk Factors -- Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," and "United States Federal Income Taxation -- Original Issue Discount."
                                     S-2

     The Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) in whole or in part, from time to time, on or after ______, 2001, or (ii) at any time in whole (but not in part) upon the occurrence and continuation of a Special Event (as defined herein). If the Company redeems Subordinated Debentures, Equitable Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The outstanding Preferred Securities will be redeemed upon maturity of the Subordinated Debentures.
The Subordinated Debentures mature on ______,2026, which date may be extended at any time at the election of the Company for one or more periods, but in no event to a date later than the earlier of (i) ________,2045 or (ii) the "Interest Deduction Date" (as hereinafter defined under "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date"), provided certain financial conditions are met, and may be shortened to a date not earlier than ______, 2001 if the Company exercises its right to liquidate Equitable Trust and distribute the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date."

     At any time, the Company will have the right to liquidate Equitable
Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of Equitable Trust. If the Company elects to liquidate Equitable Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of Equitable Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures, to a date not earlier than ______, 2001, or extend the maturity of such Subordinated Debentures to a date not later than the earlier of
(i)_______,2045 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures."

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of Equitable Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution".
                           ____________________

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE

                                     S-3

PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     The following information concerning the Company, Equitable Trust, the Preferred Securities, the Trust Guarantee and the Subordinated Debentures supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the accompanying Prospectus.

                             RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained in other sections of this Prospectus Supplement and in the accompanying Prospectus and should in particular consider the following matters.

Ranking of Subordinate Obligations Under the Trust Guarantee and Subordinated Debentures

     The Company's obligations under the Trust Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock. The obligations of the Company under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of the Company and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. At March 31, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $9.2 billion. There are no terms in the Preferred Securities, the Subordinated Debentures or the Trust Guarantee that limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures and the Trust Guarantee. See "Description of Trust Guarantee -- Status of the Trust Guarantee" in the accompanying Prospectus, and "Description of the Subordinated Debentures -- Subordination" herein.

Rights Under the Trust Guarantee

     The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Property Trustee (as defined herein) will act as indenture trustee under the Trust Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities Guarantee Trustee (as defined herein) will hold the Trust Guarantee on behalf of Equitable Trust for the benefit of the holders of the Preferred Securities.






                                     S-4


     The Trust Guarantee guarantees to the holders of the Preferred
Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent Equitable
Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by Equitable Trust, to the extent Equitable Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Equitable Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent Equitable Trust has funds available therefor, or (b) the amount of assets of Equitable Trust remaining available for distribution to holders of the Preferred Securities in liquidation of Equitable Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred
Securities Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust Guarantee. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against Equitable Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against Equitable Trust or any other person or entity before proceeding directly against the Company. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debentures, Equitable Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company pursuant to the terms of the Subordinated Debentures or (ii) by such holder of the holder's rights against the Company to enforce the Subordinated Debentures. See "Description of the Subordinated Debentures -- Indenture Events of Default" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" and "Description of Trust Guarantee" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Trust Guarantee and the Indenture.

Enforcement of Certain Rights by Holders of the Preferred Securities

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the
                                     S-5

Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by Equitable Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to Equitable Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Subordinated Debentures unless the Property Trustee fails to do so. See "Description of the Preferred Securities
- -- Voting Rights" and "Description of the Subordinated Debentures -- Indenture Events of Default."


Equitable Trust Distributions Dependent On the Company's Payments On Subordinated Debentures

     Equitable Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Subordinated Debentures. If the Company were not to make payments on the Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Subordinated Debentures by extending the interest period on the Subordinated Debentures or as a result of the Company's election to extend the maturity of the Subordinated Debentures, Equitable Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Trust Guarantee since distributions and other payments on the Preferred Securities are subject to such Trust Guarantee only if and to the extent that Equitable Trust has funds available therefor. Holders of the Preferred Securities have the right to proceed first and directly against the Company to enforce the Company's obligations to make payments under the Trust Guarantee. However, if Equitable Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Subordinated








                                     S-6

Debentures, the Trust Guarantee does not provide that any payment shall be made on the Preferred Securities. See "Description of Trust Guarantee -- Status of the Trust Guarantee" in the accompanying Prospectus.

Option to Extend Interest Payment Period or Change Maturity Date

     The Company has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or (b) to extend the maturity date of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded quarterly) by Equitable Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited at any time to a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date (as defined herein) of the Subordinated Debentures. In the event that the Company exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures,
(a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

Tax Consequences of Extension of Interest Payment Period

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Preferred Securities. As a result, each such holder of the Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Equitable Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be























































                                     S-7

adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

Special Event Redemption

     Upon the occurrence of a Special Event (as defined herein), the Company shall have the right to redeem the Subordinated Debentures, in whole (but not in part), in which event Equitable Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption."

Distribution of the Subordinated Debentures

     At any time, the Company will have the right to terminate Equitable Trust and, after satisfaction of the liabilities of creditors of Equitable Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of Equitable Trust. Under current United States federal income tax law and interpretation and assuming, as expected, Equitable Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of Equitable Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of Equitable Trust."

     If the Company elects to liquidate Equitable Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of Equitable Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than _______, 2001 or extend the maturity of such Subordinated Debentures to a date which is not later than the earlier of (i)________,2045 or
(ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures
- -- Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Equitable Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of Equitable Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, because the Company has the right to shorten or extend the maturity of the Subordinated Debentures upon the termination of Equitable Trust and the distribution of the Subordinated Debentures to the holders of the Preferred Securities, there can be no assurance that the Company will not exercise its option to change the maturity of the Subordinated Debentures upon such an event. Because holders of Preferred Securities may receive Subordinated
























































                                     S-8

Debentures upon any election by the Company to liquidate Equitable Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures and the Company contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Distribution of the Subordinate Debentures" and "Description of the Subordinated Debentures."

Proposed Tax Law Changes

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit the Company to cause the redemption of the Preferred Securities prior to ______, 2001 (the first date on which the Company would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred Securities -- Special Event Redemption" and "United States Federal Income Taxation."

Prepayment Considerations; Option to Change Scheduled Maturity Date

     At the option of the Company, the Subordinated Debentures may be redeemed, in whole or in part, at any time on or after __________, 2001, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Subordinated Debentures -- Optional Redemption." Investors in the Preferred Securities should assume that the Company will exercise its redemption option if the Company is able to refinance at a lower interest rate or it is otherwise in the interest of the Company to redeem the Subordinated Debentures. If
                                     S-9

Subordinated Debentures are redeemed, Equitable Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Preferred Securities -- Mandatory Redemption."

     The Company also has the option to extend the maturity date of the Subordinated Debentures for one or more periods, but in no event to a date later than the earlier of (i)______,2045 or (ii) the Interest Deduction Date, provided certain financial conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date." Investors in the Preferred Securities should assume that the Company will exercise its option to extend the term if the Company is unable to refinance at a lower interest rate or it is otherwise in the interest of the Company to defer the maturity of the Subordinated Debentures. The Preferred Securities will not be redeemed until the Subordinated Debentures have been repaid or redeemed. See "Description of the Preferred Securities -- Mandatory Redemption."

Limited Voting Rights

     Holders of Preferred Securities will have only limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Equitable Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of Preferred Securities -- Voting Rights."

Trading Price

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include as ordinary income OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "United States Federal Income Taxation -- Sales of Preferred Securities."

                           EQUITABLE TRUST

     Equitable Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as sponsor (the "Sponsor"), and the trustees of Equitable Trust (the "Equitable Trustees"), as amended (the "Declaration") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 19, 1996. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Equitable Trust and will own all of the issued and outstanding Common Securities. Equitable Trust exists for the exclusive purposes of (i) issuing the Trust Securities
                                     S-10
representing undivided beneficial interests in the assets of the Trust,
(ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 55 years, but may be terminated earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Equitable Trustees will initially be five. Three of the Equitable Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of
Delaware (the "Delaware Trustee").   The First National Bank of Chicago
will act as the Property Trustee and First Chicago Delaware, Inc., an affiliate of the Property Trustee, will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago will also act as indenture trustee under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). See "Description of Trust Guarantee" in the accompanying Prospectus.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures are held by Equitable Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture (as defined in "Description of the Subordinated Debentures" herein). In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Equitable Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of Equitable Trustees. The Company will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to Equitable Trust and the offering of the Trust Securities. See "Description of the Preferred Securities."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Preferred Securities."



                                THE COMPANY

     Equitable of Iowa Companies (the "Company"), a Des Moines, Iowa based insurance holding company, is a provider of individual annuity and life insurance products, targeting middle-income individuals and small businesses throughout the United States. Through its primary insurance subsidiaries, Equitable Life Insurance Company of Iowa ("Equitable Life") and USG Annuity & Life Company ("USG"), the Company offers its products in 49 states and the District of Columbia. Equitable Life was founded in 1867 and is the oldest
























































                                     S-11

life insurance company west of the Mississippi River. The Company began actively marketing annuity products in 1988, principally through USG. The Company has had a rapid rate of growth in assets over the past few years, primarily as a result of increased demand for its annuity products.

     The Company believes that, because of its diversified portfolio of annuity and life insurance products, it is well-positioned to take advantage of certain demographic and economic trends that are expected to increase demand for these types of products. These trends include: an aging "baby boomer" segment of the population that is increasingly concerned about retirement and estate planning; an increase in the number of families that are concerned about maintaining their standard of living at retirement; and lower public confidence that government and employer-provided benefits at retirement will be sufficient.

     The Company offers, through its insurance subsidiaries, a portfolio of life insurance and annuity products designed to meet the needs of its customers for supplemental retirement income, estate planning and protection from unexpected death. The Company requires that each of its products be priced to earn an adequate margin between the interest credited to the policyholder and the return earned by the Company on its investments.

     Annuities. Annuities are long-term savings vehicles that are particularly attractive to customers over the age of 50 who are planning for retirement and seeking secure, tax-deferred savings products. The individual annuity business is a growing segment of the savings and retirement market, and among the fastest growing segments of the life insurance industry. Annuity products currently enjoy an advantage over certain other retirement savings products, because the payment of federal income taxes on interest credited on annuity policies is deferred during the investment accumulation period.

     The Company offers a variety of annuity products. Single premium deferred annuities ("SPDAs"), in general, are savings vehicles in which the policyholder, or annuitant, makes a single premium payment to an insurance company. The insurance company credits the account of the annuitant with earnings at an interest rate (the "crediting rate"), which is declared by the insurance company from time to time and may exceed, but may not be lower than, any contractually guaranteed minimum crediting rate. The Company also offers flexible premium deferred annuities ("FPDAs"). FPDAs are deferred annuities in which the policyholder may elect to make more than one premium payment.

     The Company's annuity products incorporate a number of features designed to reduce the early withdrawal or surrender of the policies and to partially compensate the Company for its costs if policies are withdrawn early. Under the terms of the Company's policies, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account, less a surrender charge for withdrawals. Certain of the Company's deferred annuity contracts provide for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually. Surrender charge periods on annuity policies currently typically range from five years to the term of the policy, with the majority of such policies currently being issued with a surrender charge period of seven years or more. The initial surrender charge on annuity policies generally ranges from 5% to 20% of the premium and decreases over the surrender charge period. In 1992, the Company introduced a number of annuity products in which a "market value adjustment" is applied to adjust the applicable surrender charge during the surrender charge period. More than half of the Company's new annuity sales currently incorporate a market value adjustment. The withdrawal rates of policyholder funds may be affected to some degree, however, by changes in interest rates.
























































                                     S-12

     In the fourth quarter of 1994, the Company introduced a variable annuity product. On May 3, 1996, the Company announced the agreement to purchase Golden American Life Insurance Company which will significantly increase the Company's presence in the variable annuity business. See "Recent Developments" and "Use of Proceeds." A variable annuity involves maintaining the policyholder premiums in a separate account. Policyholders have discretion to allocate their premiums among several available fund options. The cash surrender value of a variable annuity policy depends on the performance of these underlying funds, which the policyholder may reallocate from time to time. Similarly, during the variable annuity's payout period, the payments distributed to the annuitant fluctuate with the performance of the underlying funds selected by the annuitant. Variable annuities provide the Company with fee-based revenue in the form of management and administration fees charged to the policyholder's account.

     Life Insurance Products. The Company offers a variety of traditional, universal and term life insurance products. Traditional life insurance policies incorporate a fixed premium schedule and combine guaranteed insurance protection with a savings feature. Traditional life polices cost more than comparable term life insurance coverage when the policyholder is younger, but less as the policyholder grows older. The policyholder may borrow against the accumulated cash value, with policy loans typically available at a rate of interest lower than that available from other lending sources. The policyholder may also choose to surrender the policy at any time and receive the accumulated cash value, less any applicable withdrawal charge, rather than continuing the insurance protection. The Company currently offers fixed premium current interest and other traditional life insurance products, and its insurance in force also includes participating policies.

     Universal life insurance products provide whole life insurance and adjustable rates of return related to current interest rates. Policyholders may vary the frequency and size of their premium payments, although policy benefits may also fluctuate according to such payments.

     Term life insurance policies provide insurance protection for unexpected death during the period in which the policy is in force, generally one, five, ten or twenty years. These products are designed to meet the customers' shorter-term needs because the policies do not have an investment feature and no cash value is built up. Term life premiums are accordingly lower than premiums of certain of the Company's other products. The Company's current term life products include annually renewable term and five-year, ten-year and fifteen-year renewable and convertible term policies.

     In order to discourage early policy withdrawals and to partially compensate the Company for its costs if policies are terminated, all of the Company's universal life and interest-sensitive policies issued since 1986 have incorporated withdrawal charges or similar provisions for periods ranging from 14 to 19 years.

     Distribution. The Company maintains a diverse distribution network that seeks to provide high quality service to its customers, including the Company's policyholders, agents, brokers and other producers, while controlling costs. The Company markets its products through a variable cost distribution network of over 53,000 licensed independent brokerage and career agents as well as through financial institutions, such as banks and thrifts. The Company competes with other life insurance companies and distributors of retirement savings products.
                                     S-13

                    SUMMARY FINANCIAL INFORMATION

     The summary financial data for the five-year period ended December 31, 1995 and the quarters ended March 31, 1996 and 1995 are derived in their entirety from the Company's consolidated financial statements. The summary financial data are qualified in their entirety by, and should be read in conjunction with, the financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, which are incorporated by reference herein. See "Incorporation of Certain Documents By Reference" in the accompanying Prospectus. The summary financial data for the quarters ended March 31, 1996 and 1995 are derived from financial statements that are unaudited, but which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial position and results of operations of the Company for those periods.

                      Quarter Ended
                         March 31,              Year Ended December 31,
                _______________________________________________________________
                       1996    1995      1995    1994    1993    1992     1991
                       ____    ____      ____    ____    ____    ____     ____
                (unaudited) (unaudited)             (In millions)
Income Statement Data:
 Revenue:
   Premiums and
    Product Charges $ 24.9    $ 23.8    $ 94.9  $ 90.0  $ 81.1  $ 73.4   $ 80.1
   Net Investment
    Income           171.2     148.3     641.1   524.4   434.1   362.4    311.8
   Realized Gains
    on Investments     5.2       0.1       9.5    19.7    42.0     8.2     (5.2)
   Other               4.3       6.5      19.4    17.5    15.8    14.4     13.6
                    ------    ------    ------  ------  ------  ------   ------
 Total Revenue       205.6     178.7     764.9   651.6   573.0   458.4    400.3
 Benefit and Insurance
   Expenses          151.9     137.9     613.9   482.5   420.5   354.4    339.6
 Interest Expense      3.3       2.0      13.8     7.9     9.5     9.8      9.6
 Other Expense         3.6       2.1       8.7    10.0     8.0    10.5      8.0
                    ------    ------    ------  ------  ------  ------   ------
 Total Benefits and
   Expenses          158.8     142.0     636.4   500.4   438.0   374.7    357.2
 Income Before Federal
   Income Taxes       46.8      36.7     128.5   151.2   135.0    83.7     43.1
 Net Income         $ 30.2    $ 23.8    $ 84.9  $ 98.3  $ 87.2  $ 54.5   $ 40.5

                      As of March 31,              As of December 31,
                _______________________________________________________________
                 1996       1995      1995     1994     1993     1992     1991
                 ____       ____      ____     ____     ____     ____     ____
             (unaudited) (unaudited)             (In millions)
Balance Sheet Data:
 Cash and Investments:
  Fixed Maturities--
  Available for
   Sale        $ 7,279.7  $1,206.1  $7,352.2 $  778.5    ---      ---      ---
                                     S-14
  Fixed Maturities--
  Held to
   Maturity        ---     5,351.3     ---    5,393.8 $5,078.2 $3,967.1 $3,107.3
  Equity
   Securities       58.1      23.7      50.6     23.0      0.1      0.1      8.8
  Mortgage
   Loans         1,344.8     691.1   1,169.4    613.2    346.8    249.6    221.8
  Real Estate       14.1      15.2      14.0     15.7     20.8     14.6     16.2
  Policy Loans     183.3     178.1     182.4    176.4    176.9    176.7    181.8
  Cash and
   Short-Term
   Investments      26.3      36.7      50.0     63.6     72.8     61.1     24.6
               ---------  --------  --------  -------  -------  -------  -------
 Total Cash and
  Investments    8,906.3   7,502.2   8,818.6  7,064.2  5,695.6  4,469.2  3,560.5
 Total Assets  $10,018.4  $8,439.9  $9,780.4 $7,965.6 $6,431.5 $5,066.9 $4,231.4
 Policyholder
  Liabilities    8,498.6   7,401.1   8,255.3  7,062.1  5,624.2  4,445.8  3,543.3
 Commercial
  Paper            158.0      72.2      58.1     90.5     34.0     28.8     34.8
 Long-Term Debt    100.0     100.0     100.0    ---       50.2     60.7     60.8
 Total
  Liabilities  $ 9,236.5  $7,806.4  $8,886.5 $7,378.3 $5,903.5 $4,693.1 $3,908.6
 Total
  Shareholders'
   Equity      $   781.9  $  633.5  $  893.9 $  587.3 $  528.0 $  373.8 $  322.8

Recent Financial Results - 1995 and 1994

   Total revenues increased $113,202,000, or 17.4%, to $764,862,000 in 1995 compared to $651,660,000 in 1994. Net investment income increased $116,683,000, or 22.3%, to $641,094,000 in 1995 compared to $524,411,000 in
1994 due primarily to an 18.3% increase in the amortized cost basis of cash and invested assets. Realized gains decreased $10,173,000, or 51.7%, to $9,524,000 in 1995 compared to $19,697,000 in 1994.

   Revenues on a GAAP basis do not include premiums for deferred annuities, immediate annuities, variable annuities, interest sensitive life insurance and universal life-type products. Total annuity sales, as measured by first year and single premiums, decreased $170,677,000, or 10.8%, to $1,414,061,000 in 1995 compared to record sales of $1,584,738,000 in 1994 due to a more challenging sales environment in 1995. First year and single life insurance premiums, including traditional and universal life insurance policies increased $14,281,000, or 55.4%, to $40,082,000 in 1995 compared to $25,801,000 in 1994.

   The average annualized yield on assets supporting interest sensitive products, including annuities, universal life-type policies and participating life policies, was 8.60% in 1995 compared to 8.62% in 1994. The average annualized interest rate (excluding first year interest bonuses) credited to policy accounts for interest sensitive products was 5.71% in 1995 compared to 5.80% in 1994.

   Operating income increased $12,535,000, or 14.2%, to $100,747,000 in 1995 compared to $88,212,000 in 1994. Operating income is defined as income, excluding, net of related income tax, prepayment gains on mortgages and mortgage-backed securities, realized gains or losses, related amortization of deferred policy acquisition costs and the 1995 special reserve accrual for future guaranty fund assessments. Return on equity, based on operating earnings and excluding the effects of Statement of Financial Accounting Standards ("SFAS") No. 115, was 15.5% in 1995 and 1994. Realized and prepay-ment gains were $7,543,000 in 1995, after related amortization of deferred policy acquisition costs and income taxes, compared to $10,072,000 in 1994.
Net income was $84,890,000 in 1995 compared to $98,284,000 in 1994.  Net income





















































                                     S-15

for 1995 includes a $23,400,000 charge, net of related income taxes, for the special reserve accrual for future guaranty fund assessments. Return on assets, based on operating income and excluding the effects of SFAS No. 115, was 1.2% in 1995 and 1994.

   Total assets grew $1,814,823,000, or 22.8%, to $9,780,416,000 at December
31, 1995. The financial statement carrying value of the Company's investment portfolio grew 25.8% to $8,629,293,000 at December 31, 1995. The amortized cost basis, which excludes unrealized gains and losses, of the Company's investment portfolio grew 18.3% to $8,161,114,000 at December 31, 1995. At December 31, 1995, the Company estimated that its investment portfolio had a market value equal to 106.7% of amortized cost value. At December 31, 1995, 0.01% of the Company's investment portfolio was in default.

   The Company's outstanding debt at December 31, 1995, was $158,100,000 comprised of commercial paper notes totalling $58,100,000 and $100,000,000 of 8.5% notes maturing on February 15, 2005.

Recent Financial Results - First Quarter 1996 and 1995

   Total revenues increased $26,878,000, or 15.0%, to $205,576,000 in the first three months of 1996 compared to $178,698,000 in the first three months of 1995. Net investment income increased $22,966,000, or 15.5%, to $171,212,000 in the first three months of 1996 compared to $148,246,000 in the first three months of 1995. Realized gains increased $5,037,000 to $5,150,000 in the first three months of 1996 compared to $113,000 in the first three months of 1995.

   Revenues on a GAAP basis do not include premiums for deferred annuities, immediate annuities, variable annuities, interest sensitive life insurance and universal life-type products. Fixed annuity sales, as measured by first year and single premiums, decreased $86,270,000, or 22.3%, to $301,257,000 in the first three months of 1996 compared to $387,527,000 in the first three months of 1995. Variable annuity sales increased $25,690,000, or 306.7%, to $34,083,000 in the first three months of 1996 compared to $8,393,000 in the first three months of 1995. First year and single life insurance premiums, including traditional and universal life insurance policies decreased $1,629,000, or 16.4%, to $8,288,000 in the first three months of 1996 compared to $9,917,000 in the first three months of 1995.
                                     S-15
   The average annualized yield on assets supporting interest sensitive products, including annuities, universal life-type policies and participating life policies, was 8.53% in the first three months of 1996 compared to 8.63% in the first three months of 1995. The average annualized interest rate (excluding first year interest bonuses) credited to policy accounts for interest sensitive products was 5.60% in the first three months of 1996 compared to 5.76% in the first three months of 1995.

   Operating income increased $4,288,000, or 18.3%, to $27,675,000 in the first three months of 1996 compared to $23,387,000 in the first three months of 1995. Return on equity, based on operating earnings and excluding the effects of SFAS No. 115, was 15.9% in the first three months of 1996 compared to 15.0% in the first three months of 1995. Realized and prepayment gains were $2,530,000 in the first three months of 1996, after related amortization of deferred policy acquisition costs and income taxes, compared to $407,000 in the first three months of 1995. Net income was $30,205,000 in the first three months of 1996 compared to $23,794,000 in


                                     S-16

the first three months of 1995. Return on assets, based on operating income and excluding the effects of SFAS No. 115, was 1.1% in first three months of 1996 and 1995.

   At March 31, 1996, the Company had total assets of $10,018,398,000, an increase of 2.4% over total assets at December 31, 1995. The financial statement carrying value of the Company's investment portfolio grew 0.7% to $8,690,713,000 in the first three months of 1996. The amortized cost basis, which excludes unrealized gains and losses, of the Company's investment portfolio grew 4.6% to $8,533,253,000 during the same period.
At March 31, 1996, the Company estimated that its investment portfolio had a market value equal to 102.2% of amortized cost value. At March 31, 1995, 0.01% of the Company's investment portfolio was in default.

   The Company's outstanding debt at March 31, 1996, was $258,000,000, an increase of $99,900,000 during the first three months of 1996. $96,354,000 of this increase resulted from the issuance of commercial paper notes to fund short-term timing differences in investment related cash receipts and disbursements. The Company currently has $300 million in lines of credit to enhance short-term liquidity and back up its outstanding commercial paper. No indebtedness was outstanding under its lines of credit as of March 31, 1996.

                           RECENT DEVELOPMENTS

   On May 3, 1996, the Company agreed to purchase all of the outstanding stock of BT Variable, Inc., a Delaware corporation, including its wholly-owned subsidiary, Golden American Life Insurance Company ("Golden American"), a Delaware domiciled life insurance company specializing in the issuance of variable annuities. The purchase price is $144 million in cash, including the repayment of $51 million in debt. Closing is subject to regulatory approvals and other customary closing conditions and is anticipated to occur in the third quarter of 1996. The acquisition will significantly increase the Company's presence in the variable annuity business and add variable life insurance products to the Company's product portfolio. The transaction also expands the Company's distribution channels to include national and regional brokerage firms. Golden American and the Company had assets as of the year ended December 31, 1995 of $1.2 billion and $9.8 billion, respectively.
Golden American's 1995 variable annuity premium was $108 million compared to $66 million for the Company. Golden American has an internal sales team of fourteen wholesalers and a network of 140 broker-dealers with more than 6,000 registered representatives currently appointed to sell its products, compared to approximately 53,000 career and brokerage agents, 3,700 registered representatives and 230 broker-dealers for the Company.


                  RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries on a consolidated basis. The ratio of consolidated earnings to fixed charges is calculated by dividing consolidated earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt and a portion of rental expense).





                                     S-17

                                Three
                                Months
                                Ended
                            March 31, 1996         Year Ended December 31
                            --------------    --------------------------------
                                              1995   1994   1993   1992   1991
                                              ----   ----   ----   ----   ----
Ratio of Consolidated
 Earnings to Fixed Charges       14.4         10.0   17.8   12.3    8.0    4.9




                        CAPITALIZATION OF THE COMPANY

     The following table sets forth the unaudited consolidated capitalization of the Company at March 31, 1996, and as adjusted to reflect the sale of the Preferred Securities and the application of the estimated net proceeds therefrom. See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                          At
                                                    March 31, 1996
                                             ----------------------------
                                                                  As
                                              Actual           Adjusted
                                              ------           ---------
                                                (Dollars in Thousands)

Commercial Paper                             $158,000          $158,000

Long-Term Debt                               $100,000          $100,000

Company-obligated mandatorily-redeemable
Preferred Securities of the Company's
subsidiary, Equitable Trust, holding
solely Subordinated Debentures of the
Company (2)                                  $                 $        (1)

Total Shareholders' Equity                   $781,890          $781,890

Total capitalization                         $                 $

(1) One hundred percent of the assets of Equitable Trust consists of approximately $___ million in principal amount of the Subordinated Debentures of the Company with an interest rate of ___% and maturity date of _________, 2026.

(2) Accounting Treatment -- The financial statements of Equitable Trust will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable Preferred Securities of the Company's subsidiary, Equitable of Iowa Companies Capital Trust, holding solely Subordinated Debentures of the Company with a footnote indicating that Equitable Trust is wholly owned by the Company, the sole asset of Equitable Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof) and considered together, the Trust Guarantee and the





















































                                     S-18

    Company's other obligations described herein, constitute a full and unconditional guarantee by the Company of Equitable Trust's obligations under the Preferred Securities.

                                USE OF PROCEEDS

    The proceeds from the sale of the Preferred Securities will be invested by Equitable Trust in Subordinated Debentures of the Company issued pursuant to the Indenture described herein. The Company will use the net proceeds from the Subordinated Debentures to fund in part the purchase of BT Variable, Inc. and its subsidiary, Golden American Life Insurance Company. See "Recent Developments." Pending closing of such acquisition, anticipated in the third quarter of 1996, the net proceeds from the Subordinated Debentures will be invested in investment grade short-term marketable securities or used to reduce short-term borrowings of the Company. The balance of the purchase price for the purchase of BT Variable, Inc. in excess of the net proceeds from the sale of the Subordinated Debentures will be funded by reducing short-term investments of the Company's subsidiaries and selling fixed maturity securities of the Company's subsidiaries. Funds generated by the Company's subsidiaries for this purpose will be passed on to the Company in the form of dividends.

                  DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act.
The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

General

    The Declaration authorizes the Regular Trustees to issue, on behalf of Equitable Trust, the Trust Securities, which represent undivided beneficial interests in the assets of Equitable Trust. All of the Common Securities will be owned by the Company. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Equitable Trustees and to increase or decrease the number of Equitable Trustees. The Declaration does not permit the issuance by Equitable Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by Equitable Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures purchased by Equitable Trust

                                     S-19

for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Equitable Trust, and payments upon redemption of the Preferred Securities or liquidation of Equitable Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to Equitable Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. The Trust Guarantee will be held by The First National Bank of Chicago, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Trust Guarantee only covers payment of distributions when the Company has made the corresponding payment of interest or principal on the Subordinated Debentures held by Equitable Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take direct action against the Company. See "-- Voting Rights."

Distributions

    Distributions on the Preferred Securities will be fixed at a rate per annum of ____% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears for more than one quarter will (to the extent permitted by applicable law) bear interest thereon from and including the last day of such quarter at the rate per annum of ____% thereof compounded quarterly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

    Distributions on the Preferred Securities will be cumulative, will accrue from _______, 1996 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing ________, 1996, when, as and if available for payment by the Property Trustee, except as otherwise described below.

    The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters or extending beyond the Maturity Date of the Subordinated Debentures. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company
























































                                     S-20

may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of Equitable Trust on the record date for distributions due at the end of such deferral period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that Equitable Trust has funds available for the payment of such distributions in the Property Account. Equitable Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by Equitable Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to Equitable Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Equitable Trust on the relevant record dates, which, as long as the Preferred Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in global form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.
                                     S-21
Mandatory Redemption

    Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. The Subordinated
Debentures will mature on ______, 2026 unless the maturity date is changed at the option of the Company (provided in the case of an extension of the maturity date that certain financial conditions are met), and may be redeemed, in whole or in part, at any time on or after _____, 2001 or at any time, in whole (but not in part) upon the occurrence of a Special Event. See "Description of the Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "-- Book-Entry Issuance -- The Depository
Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.

Special Event Redemption

    "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities there is more than an insubstantial risk that (i) Equitable Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) Equitable Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to Equitable Trust on the Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), Equitable Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

    If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the

























































                                     S-22

aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by Equitable Trust at the Redemption Price on a pro rata basis.


Distribution of the Subordinated Debentures

    At any time, the Company will have the right to terminate Equitable Trust and, after satisfaction of the liabilities of creditors of Equitable Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of Equitable Trust.
Under current United States federal income tax law and interpretation and assuming, as expected, Equitable Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of Equitable Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of Equitable Trust."

    If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

    After the date for any distribution of Subordinated Debentures upon dissolution of Equitable Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the Preferred Securities will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.

    If the Company elects to liquidate Equitable Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of Equitable Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than _______, 2001 or extend the maturity of such Subordinated Debentures to a date not later than _______, 2045, provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date."

    There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of Equitable Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of Equitable Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

    On March 19, 1996, the Revenue Reconciliation Bill of 1996, the revenue portion of President Clinton's budget proposal was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where

























































                                     S-23

the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means
Committees issued a joint statement to the effect that it was their intention that the effective date of President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit the Company to cause the redemption of the Preferred Securities prior to ______, 2001 (the first date on which the Company would otherwise be able to cause a redemption of the Preferred Securities). See "United States Federal Income Taxation."

Redemption Procedures

    Equitable Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If Equitable Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New
York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, Equitable
Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption
Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that the Company fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by Equitable Trust or by the Company pursuant to the Trust Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from
                                     S-24
the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "-- Book-Entry Issuance -- The Depository Trust Company."

    If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by a national securities exchange or other organization on which the Preferred Securities are then listed, the Company pursuant to the Indenture will only redeem the Subordinated Debentures in whole and, as a result, Equitable Trust may only redeem the Preferred Securities in whole.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Equitable Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive on a pro rata basis solely out of the assets of Equitable Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Equitable Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Equitable Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to Equitable Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities.






                                     S-25

Termination

    Pursuant to the Declaration, Equitable Trust shall terminate upon the earliest of (i) _________, 2051, (ii) the bankruptcy of the Company, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to Equitable Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of the Subordinated Debentures from Equitable Trust, (v) the entry of a decree of a judicial dissolution of the Company or Equitable Trust, or (vi) the redemption of all the Trust Securities.

Declaration Events of Default

    An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Preferred Securities has been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

    Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. The Company and Equitable Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

    If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by Equitable Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to Equitable Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be the Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.


Voting Rights

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee -- Modification of the Trust Guarantee; Assignment" in the accompanying Prospectus, and as





















































                                     S-26

otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated
Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of more than a majority of the holders (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority of the Preferred Securities may direct the Property Trustee to give such consent or take such action. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or
(iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, Equitable Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

    In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that Equitable Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.








                                     S-27

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Equitable Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Issuance -- The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the Equitable Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.


Modification of the Declaration

    The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or
(ii) the dissolution, winding-up or termination of Equitable Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Equitable Trust to be classified as other than a grantor trust for United

























































                                     S-28

States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause Equitable Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

    Equitable Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. Equitable Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of Equitable Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise,
(ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of Equitable Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to Equitable Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither Equitable Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, Equitable Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Equitable Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

Expenses and Taxes

    In the Declaration, the Company has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of Equitable Trust (including costs and expenses relating to





















































                                     S-29

the organization of Equitable Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of Equitable Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which Equitable Trust might become subject. The foregoing obligations of the Company under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against Equitable Trust or any other person before proceeding against the Company. The Company has also agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book-Entry Issuance -- The Depository Trust Company

    The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be delivered to DTC.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

    DTC has advised the Company and Equitable Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred
























































                                     S-30

Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Preferred Securities to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Equitable Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and Equitable Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Equitable Trust.

    Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Equitable Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Equitable Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.
                                     S-31
    DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to Equitable Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Equitable Trust believe to be reliable, but neither the Company nor Equitable Trust takes responsibility for the accuracy thereof.

Information Concerning the Property Trustee

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Preferred Securities Guarantee Trustee.

Paying Agent

    In the event that the Preferred Securities do not remain in book-entry form, the following provisions would apply:

    The Property Trustee will act as paying agent, and may designate an additional or substitute paying agent at any time.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Equitable Trust, but upon payment (with the giving of such indemnity as Equitable Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

    Equitable Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Governing Law

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.



                                     S-32

Miscellaneous

    The Regular Trustees are authorized and directed to operate Equitable Trust in such a way so that Equitable Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Equitable Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

                DESCRIPTION OF THE SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Subordinated Debentures in which Equitable Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of January 17, 1995 (the "Base Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Indenture Trustee"), as supplemented by a Supplemental Indenture, to be dated as of _________, 1996 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

    At any time, the Company will have the right to liquidate Equitable Trust and cause Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of Equitable Trust. See "Description of the Preferred Securities -- Distribution of the Subordinated
Debentures."

    If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange on which the Preferred Securities are then listed.

General

    The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $______ million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").
                                     S-33

    The Subordinated Debentures are not subject to a sinking fund provision. The entire principal of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as hereinafter defined), if any, on _______, 2026, subject to the election of the Company to shorten or extend the scheduled maturity date of the Subordinated Debentures, which election in the case of an extension of the scheduled maturity date is subject to the Company's satisfying certain financial conditions. See "-- Option to Change Scheduled Maturity Date."

    If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Equitable Trust, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust offices of the Indenture Trustee in Chicago, Illinois and New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or other similar transaction that may adversely affect such holders.

Subordination

    The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether now existing or hereafter incurred. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then in either case, no payment will be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full before holders of the Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.
























































                                     S-34


    The term "Senior Indebtedness" means all indebtedness of the Company, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company ; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, including under all support agreements or guarantees by the Company of debentures, notes and other securities issued by its subsidiaries; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness between or among the Company and its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of March 31, 1996 the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $9.2 billion.

Optional Redemption

    The Company shall have the right to redeem the Subordinated Debentures,
(i) at any time, in whole or in part, from time to time, on or after _______ , 2001 or (ii) at any time in whole (but not in part) upon the occurrence of a Special Event as described under "Description of the Preferred Securities -- Special Event Redemption", upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, the Company may only redeem the Subordinated Debentures in whole. The Company may not redeem fewer than all outstanding Subordinated Debentures unless there was no accrued and unpaid interest on the Subordinated Debentures as of the Interest Payment Date (as defined below) next preceding the redemption date.

Interest

    Each Subordinated Debenture shall bear interest at the rate of ____% per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing _________, 1996, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the
























































                                     S-35

Subordinated Debentures shall not continue to remain in book-entry form, the Company shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are regis-tered at the close of business on a special record date to be fixed by the Indentrue Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 90 day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Change Scheduled Maturity Date

    The "Scheduled Maturity Date" of the Subordinated Debentures is
__________, 2026. The Company, however, may, extend such maturity date (_________, 2026 or the maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date") for one or more periods, but in no event later than the earlier of (i) __________, 2045 or (ii) the "Interest Deduction Date". The "Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures (including, but not limited to, at any time after an extension of the Maturity Date), of a debt instrument for which interest is deductible for federal income tax purposes. In no event shall the extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date. The Company must exercise its right to extend the term at least 90 days prior to the Maturity Date then in effect and must satisfy the following conditions on the date the Company exercises such right and on the Maturity Date then in effect prior to such proposed extension: (a) the Company is not in bankruptcy or otherwise insolvent, (b) the Company is not in default on any Subordinated Debenture issued to Equitable Trust or to any trustee of Equitable Trust in connection with an issuance of Trust Securities by Equitable Trust, (c) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) Equitable Trust is not in arrears on payments of distributions on the Trust Securities, (e) the Subordinated Debentures are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance
                                     S-36

of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of the Company's election to change the Maturity Date to the holders of the Preferred Securities.

    In addition, if the Company exercises its right to liquidate Equitable Trust and distribute the Subordinated Debentures as discussed above under "Description of the Preferred Securities -- Distribution of the
Subordinated Debentures," effective upon such exercise the Maturity Date of the Subordinated Debentures may be changed to (i) any date elected by the Company that is no earlier than _______, 2001 and (ii) any date elected by the Company which is not later than the earlier of (a) ______, 2045 or (b) the "Interest Deduction Date"; provided that on the date the Company exercises such right and on the Maturity Date in effect prior to such proposed extension the conditions specified in the previous paragraph are satisfied.

Option to Extend Interest Payment Period

    The Company has the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compounded
Interest"); provided that no Extension Period shall extend beyond the Maturity Date; and provided further that, during any such Extension Period,
(a) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that, the restriction in clause (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Maturity Date.
Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated
Debentures, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred
Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, the Company shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory























































                                     S-37

organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

Indenture Events of Default

    In addition to the Events of Default described in the Prospectus, an Event of Default for purposes of the Subordinated Debentures shall include the voluntary or involuntary dissolution or winding up of the business of Equitable Trust or other termination of the existence of Equitable Trust, other than in connection with (i) the distribution of the Subordinated Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations of Equitable Trust, each as permitted by the Declaration.

    If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. See "Description of the Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by Equitable Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to Equitable Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Preferred Securities -- Voting Rights."

Additional Covenants

    In addition to the covenants contained in the Base Indenture described under "Description of Debt Securities -- Covenants" in the accompanying Prospectus, the Company has also covenanted, with respect to the Subordinated Debentures, that for so long as the Preferred Securities and the Common Securities remain outstanding the Company will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the


                                     S-38

Company's ownership of the Common Securities, (ii) use its reasonable efforts to cause Equitable Trust (a) to remain a business trust, except in connection with a distribution of the Subordinated Debentures, the redemption of all of the Preferred Securities and Common Securities of Equitable Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (iii) to use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an individual beneficial interest in the Subordinated Debentures. The covenants in the Base Indenture relating to limitations on liens on stock of Restricted Subsidiaries and limitations on issuance or disposition of stock of Restricted Subsidiaries do not apply to the Subordinated Debentures. See "Description of Debt Securities -- Covenants" in the accompanying Prospectus. Further, the defeasance provisions of the Base Indenture do not apply to the Subordinated Debentures. See "Description of Debt Securities -- Defeasance and Discharge" in the accompanying Prospectus.

Book-Entry and Settlement

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Equitable Trust, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form.
The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

The Depository

    If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Equitable Trust, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Book-Entry Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as
                                     S-39

they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as the depository for the Global Securities.

    None of the Company, Equitable Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depository's Services

    A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

Miscellaneous

    The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of Equitable Trust, (iii) the retention of the Equitable Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

               EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                   DEBENTURES AND THE TRUST GUARANTEE

    As set forth in the Declaration, the sole purpose of Equitable Trust is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of Equitable Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

    As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover dis-tributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for

                                     S-40

the Preferred Securities; (iii) the Company shall pay all, and Equitable Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to Equitable Trust; and (iv) the Declaration provides that the Equitable Trustees shall not cause or permit Equitable Trust to, among other things, engage in any activity that is not consistent with the purposes of Equitable Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantee" in the accompanying Prospectus. If the Company does not make interest and/or principal payments on the Subor-dinated Debentures purchased by Equitable Trust, Equitable Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when Equitable Trust does not have sufficient funds to make such distributions or other payments.

    The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.

    The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of Equitable Trust (including the obligation to pay expenses of Equitable Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to Equitable Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against Equitable Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against Equitable Trust or any other person or entity before proceeding directly against the Company.

    If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by Equitable Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to



                                     S-41

enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to Equitable Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. If another Indenture Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures.


                    UNITED STATES FEDERAL INCOME TAXATION

General

    The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a















                                     S-42

retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Preferred Securities prior to 2001. See "-- Proposed Tax Law Changes."

Classification of the Subordinated Debentures and Equitable Trust

    In connection with the issuance of the Subordinated Debentures, Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., Des Moines, Iowa (the "Nyemaster Firm"), local counsel for the Company and Equitable Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

    In connection with the issuance of the Preferred Securities, the Nyemaster Firm will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, Equitable Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income accrued on the Subordinated Debentures.

    Investors should be aware that these tax opinions do not address any other issue and are not binding on the Internal Revenue Service or the courts.

Original Issue Discount

    The Subordinated Debentures will be treated as issued with original issue discount. Holders of debt instruments issued with OID must include the OID in income on an economic accrual basis regardless of their method of tax accounting and regardless of the timing of the receipt of cash attributable to the OID. Generally, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID, and actual payments and distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any quarter will equal approximately the amount of the interest that accrues on the Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

    Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

Market Discount and Bond Premium

                                     S-43

    Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Receipt of Subordinated Debentures or Cash Upon Liquidation of Equitable Trust

    As described under the caption "Description of the Preferred Securities
- -- Distribution of the Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of Equitable Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of Equitable Trust would include the period during which the Preferred Securities were held by such holder.

    Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

Sales of Preferred Securities

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Subject to the market discount rules described above, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include in ordinary income OID on the Subordinated
Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.




                                     S-44

United States Alien Holders

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

    Under present United States federal income tax law: (i) payments by Equitable Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to Equitable Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to Equitable Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes Equitable Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

Information Reporting to Holders

    Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

Backup Withholding

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

Proposed Tax Law Changes

    On March 19, 1996, the Revenue Reconciliation Bill of 1996, the revenue portion of President Clinton's budget proposal was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29,























































                                     S-45

1996, the Chairmen of the Senate Finance and House Ways and Means Commit tees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit the Company to cause the redemption of the Preferred Securities prior to _______, 2001 (the first date on which the Company would otherwise be able to cause a redemption of Preferred Securities) as described more fully under "Description of Preferred Securities -- Special Event Redemption."

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                               UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Equitable Trust has agreed to sell to each of the Underwriters named herein, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, _____________, ______________, _________________, ______________ and
_______________ are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.











                                     S-46


                                                             Number of
                   Underwriter                          Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated         _____________
___________________                                        _____________
___________________                                        _____________
___________________                                        _____________
___________________                                        _____________
___________________                                        _____________

Total

    The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $____ per Preferred Security, provided that such concession for sales of 10,000 or more Preferred Securities to any single purchaser will be $_____ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $_____ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds, an amount in New York Clearing House (next day) funds of $_____ per Preferred Security (or $______ in the aggregate) for the accounts of the several Underwriters, provided that such compensation for sales of 10,000 or more Preferred Securities to any single purchaser will be $________ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriter's Compensation will be less than the aggregate amount specified in the preceding sentence.

    During a period of 90 days from the date of this Prospectus Supplement, neither Equitable Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).

    The Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised Equitable Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.


                                     S-47

    Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    The Company and Equitable Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.


                                LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Equitable Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Equitable Trust. The validity of the Subordinated Debentures, the Trust Guarantee and certain matters relating thereto, including United States federal income tax matters, will be passed upon on behalf of the Company and Equitable Trust by Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., Des Moines, Iowa. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York.





























                                     S-48

                                [BACK PAGE]



NO PERSON IS AUTHORIZED TO GIVE ANY          Preferred Securities
INFORMATION OR MAKE ANY REPRESENTA-
TIONS, OTHER THAN THOSE CONTAINED
OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE      EQUITABLE OF IOWA COMPANIES
PROSPECTUS, IN CONNECTION WITH THE            CAPITAL TRUST
OFFER CONTAINED HEREIN, AND, IF
GIVEN OR MADE, SUCH OTHER INFORMA-
TION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHO-             ___% Trust Originated
RIZED BY THE COMPANY, EQUITABLE              Preferred Securities
TRUST OR THE UNDERWRITERS.  NEITHER              ("TOPrS SM")
THE DELIVERY OF THIS PROSPECTUS           guaranteed to the extent set
SUPPLEMENT AND THE PROSPECTUS NOR              forth herein by
ANY SALE MADE HEREUNDER SHALL,            Equitable of Iowa Companies
UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE AS OF WHICH            Merrill Lynch & Co.
INFORMATION IS GIVEN IN THIS PRO-               _____________
SPECTUS SUPPLEMENT AND THE PROSPEC-             _____________
TUS.  THIS PROSPECTUS SUPPLEMENT                _____________
AND PROSPECTUS DO NOT CONSTITUTE AN             _____________
OFFER OR SOLICITATION BY ANY PERSON
IN ANY JURISDICTION IN WHICH SUCH            _____________________
OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON            Prospectus Supplement
MAKING SUCH OFFER OR SOLICITATION            _____________________
IS NOT QUALIFIED TO DO SO OR TO ANY
PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.


                                             Dated _________, 1996






















  [CONTINUATION OF BACK PAGE]
           __________

       TABLE OF CONTENTS
                               Page
     Prospectus Supplement

Risk Factors                   S-<>
Equitable Trust                S-<>
The Company                    S-<>
Summary Financial Information  S-<>
Recent Developments            S-<>
Ratio of Earnings to Fixed
 Charges                       S-<>
Capitalization of the Company  S-<>
Use of Proceeds                S-<>
Description of the Preferred
 Securities                    S-<>
Description of the Subordinated
 Debentures                    S-<>
Effect of Obligations Under
 the Subordinated Debentures
 and the Trust Guarantee       S-<>
United States Federal Income
 Taxation                      S-<>
Underwriting                   S-<>
Legal Matters                  S-<>

           Prospectus

Available Information            <>
Incorporation of Certain
 Documents by Reference          <>
The Company                      <>
Equitable Trust                  <>
Use of Proceeds                  <>
Ratio of Earnings to Fixed
 Charges                         <>
Description of Debt Securities   <>
Description of Capital Stock     <>
Description of Common Stock      <>
Description of Preferred Stock   <>
Limitations on Change in Control <>
Indemnification                  <>
Description of Warrants          <>
Description of Preferred
 Securities of Equitable Trust   <>
Description of Trust Guarantee   <>
Plan of Distribution             <>
Legal Matters                    <>
Experts                          <>









                                   Part II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Securities and Exchange Commission registration fee       $94,828.25

  New York Stock Exchange Listing Fee                           40,000

  Legal fees and expenses                                      135,000

  Accounting fees and expenses                                  50,000

  Printing and engraving expenses                               40,000

  Trustee's fees and expenses                                    5,000

  Rating Agencies' fees                                        180,000

  Blue Sky Fees and Expenses                                    15,000

  Miscellaneous                                              15,171.75


      Total                                                   $575,000
                                                             =========

  Except for the SEC registration fee, all of the foregoing are estimates.





























                                      71

Item 15.  Indemnification of Officers and Directors

  The Company's Restated Articles of Incorporation and Amended and Restated

Bylaws provide that the Company shall indemnify its directors, officers,

employees and agents to the fullest extent permitted by the Iowa Business

Corporation Act (the "IBCA").  The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith,

and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the

Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company.  If the proceeding is by or in the right of the

Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company.  Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.


  The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts,

errors or omissions.


  The Declaration of Equitable Trust provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any

officer, director, shareholder, member, partner, employee, representative,

                                      72

custodian, nominee or agent of the Property Trustee or the Delaware Trustee

(each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate

of any Regular Trustee, or any officer, director, shareholder, member,

partner, employee, representative or agent of any Regular Trustee or any

Affiliate thereof, or any employee or agent of Equitable Trust or its

Affiliates (each a "Company Indemnified Person") shall be liable,

responsible or accountable in damages or otherwise to Equitable Trust or any officer, director, shareholder, partner, member, representative,

employee or agent of Equitable Trust or its Affiliates or to any holder of

Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified

Person or Company Indemnified Person in good faith on behalf of Equitable

Trust and in a manner such Fiduciary Indemnified Person or Company

Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company

Indemnified Person by such Declaration or by law, except that a Fiduciary

Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified

Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.


  The Declaration of Equitable Trust also provides that to the full extent permitted by  law, the Company shall indemnify any Company Indemnified

Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (other than an action by or in the right of Equitable Trust) by reason of the fact that he is or was a

Company Indemnified Person against expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Equitable Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his con-






















































                                      73

duct was unlawful.  The Declaration of Equitable Trust also provides that to the full extent permitted by law, the Company shall indemnify any

Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Equitable Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Equitable Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to Equitable Trust unless and only to the extent that the Court of

Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of

Chancery or such other court shall deem proper.  The Declaration of Equitable

Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.


  The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities,

including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or

Equitable Trust.  Any agents, dealers or underwriters who execute any of the






















































                                      74

agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Equitable

Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or Equitable Trust by or on behalf of any such indemnifying party.


  The Declaration of Equitable Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Equitable Trust, including the costs and expenses

(including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.


Item 16.  Exhibits

  Exhibit
  Number             Description of Exhibit

    1.1  Form of Underwriting Agreement for Debt Securities*

    1.2  Form of Underwriting Agreement for Equity Securities*

    1.3  Form of Underwriting Agreement for Preferred Securities*

    4.1 Restated Articles of Incorporation of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993)

    4.2 Amendment(s) to the Restated Articles of Incorporation of Equitable of Iowa Companies with respect to a series of Preferred Stock*

    4.3  Amended and Restated Bylaws of Equitable of Iowa Companies









                                      75

         (incorporated herein by reference to Exhibit 2 to the Company's Form 8-K dated November 11, 1991)

    4.4 Rights Agreement (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K dated April 30, 1992)

    4.5 First Amendment to Rights Agreement (incorporated herein by reference to Exhibit 4(b)(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1992)

    4.6 Second Amendment to Rights Agreement (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-A dated May 13,
         1993)

    4.7 Indenture dated as of January 17, 1995 by and between Equitable of Iowa Companies and the First National Bank of Chicago, as Trustee, pursuant to which the Debt Securities are to be issued (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 Registration No. 33-57343 filed January 18, 1995)

    4.8  Certificate of Trust of Equitable of Iowa Companies Capital Trust**

    4.9  Declaration of Trust of Equitable of Iowa Companies Capital Trust **


    4.10 Form of Preferred Securities Guarantee Agreement by Equitable of Iowa Companies**

    4.11 Form of Debt Security*

    4.12 Form of Preferred Stock*

    4.13 Form of Warrant Agreement*

    4.14 Form of Preferred Security*

    4.15 First Supplemental Indenture*

    5.1 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.**

    5.2  Opinion of Richards, Layton & Finger, P.A.**

    8 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. as to certain federal income taxation matters*

   12    Computation of Ratio of Earnings to Fixed Charges**

   23.1 Consent of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibits 5.1 and 8 hereto)**

   23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
         5.2 hereto)**





                                      76

   23.3  Consent of Independent Auditors, Ernst & Young LLP**

   24 Power of Attorney (set forth on the signature page of this Registration Statement)**

   25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**

   25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Equitable of Iowa Companies Capital Trust**

   25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Trust Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust**

_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

 **      Previously filed

Item 17.  Undertakings

  (a)    The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)   To include any prospectus required by Section 10(a)(3) of

                   the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising


















                                      77

                   after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

                   individually or in the aggregate, represent a fundamental

                   change in the information set forth in the Registration

                   Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total

                   dollar value of securities offered would not exceed that

                   which was registered) and any deviation from the low or

                   high end of the estimated maximum offering range may be

                   reflected in the form of prospectus filed with the

                   Commission pursuant to Rule 424(b) under the Securities

                   Act if, in the aggregate, the changes in volume and price

                   represent no more than a 20% change in the maximum

                   aggregate offering price set forth in the "Calculation of

                   Registration Fee" table in the effective Registration

                   Statement.


             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the

                   Registration Statement or any material change to such

                   information in the Registration Statement;


Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the Registration

Statement.

         (2) That, for the purpose of determining any liability under the

             Securities Act of 1933, each such post-effective amendment shall

                                      78

             be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide

             offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)

         or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)    If the securities to be registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes:  (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement,

         together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by







                                      79

         the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

  (d)    Insofar as indemnification for liabilities arising under the

         Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,

         officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

         Act and will be governed by the final adjudication of such issue.

  (e)    The undersigned Registrant hereby undertakes that

         (1) for purposes of determining any liability under the Securities

             Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

             Rule 430A and contained in a form of prospectus filed by the

             Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the





                                      80

             Securities Act shall be deemed to be part of this Registration

             Statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities

             Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)    The undersigned Registrant hereby undertakes to file, if necessary,

         an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust

         Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.































                                      81

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Equitable of Iowa Companies certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 24, 1996.


                                     EQUITABLE OF IOWA COMPANIES



                                     By   /s/ Fred S. Hubbell
                                          ______________________
                                              Fred S. Hubbell
                                         Chairman, President and Chief
                                             Executive Officer
                                         (Principal Executive Officer)


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                Title                                Date

/s/ Fred S. Hubbell        Chairman of the Board, President     June 24, 1996
________________________    and Chief Executive Officer
    Fred S. Hubbell        (Principal Executive Officer)


/s/ Paul E. Larson         Executive Vice President, Treasurer  June 24, 1996
________________________    and Chief Financial Officer
    Paul E. Larson         (Principal Financial Officer)


/s/ David A. Terwilliger   Vice President and Controller        June 24, 1996
________________________   (Principal Accounting Officer)
    David A. Terwilliger


/s/ Richard B. Covey*        Director                           June 24, 1996
________________________
    Richard B. Covey


/s/ Doris M. Drury*          Director                           June 24, 1996
________________________
    Doris M. Drury








/s/ James L. Heskett*        Director                           June 24, 1996
________________________
    James L. Heskett


/s/ Richard S. Ingham, Jr.*  Director                           June 24, 1996
________________________
    Richard S. Ingham, Jr.



/s/ Robert E. Lee*           Director                           June 24, 1996
________________________
    Robert E. Lee



/s/ Jack D. Rehm*            Director                           June 24, 1996
________________________
    Jack D. Rehm



/s/ Thomas N. Urban*         Director                           June 24, 1996
________________________
    Thomas N. Urban


/s/ Hans F. E. Wachtmeister* Director                           June 24, 1996
___________________________
    Hans F. E. Wachtmeister


/s/ Richard S. White*        Director                           June 24, 1996
________________________
    Richard S. White

*By /s/ Paul E. Larson       Attorney-in-fact                   June 24, 1996
________________________
    Paul E. Larson




















                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Equitable of Iowa Companies Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on June 24, 1996.


                              EQUITABLE OF IOWA COMPANIES
                                     CAPITAL TRUST



                              By   /s/ Fred S. Hubbell
                                  _________________________
                                   Fred S. Hubbell, as Trustee



                              By   /s/ Paul E. Larson
                                   ________________________
                                   Paul E. Larson, as Trustee



                              By   /s/ John A. Merriman*
                                   ________________________
                                   John A. Merriman, as Trustee

                              By   /s/ Paul E. Larson
                                   ________________________
                                   Paul E. Larson, Attorney-in-fact


























                            EXHIBIT INDEX
                      to Registration Statement
                             on Form S-3

                     EQUITABLE OF IOWA COMPANIES

  Exhibit
  Number      Description of Exhibit

    1.1  Form of Underwriting Agreement for Debt Securities*

    1.2  Form of Underwriting Agreement for Equity Securities*

    1.3  Form of Underwriting Agreement for Preferred Securities*

    4.1 Restated Articles of Incorporation of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993)

    4.2 Amendment(s) to the Restated Articles of Incorporation of Equitable of Iowa Companies with respect to a series of Preferred Stock*

    4.3 Amended and Restated Bylaws of Equitable of Iowa Companies (incorporated herein by reference to Exhibit 2 to the Company's Form 8-K dated November 11, 1991)

    4.4 Rights Agreement (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K dated April 30, 1992)

    4.5 First Amendment to Rights Agreement (incorporated herein by reference to Exhibit 4(b)(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1992)

    4.6 Second Amendment to Rights Agreement (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-A dated May 13,
         1993)

    4.7 Indenture dated as of January 17, 1995 by and between Equitable of Iowa Companies and the First National Bank of Chicago, as Trustee, pursuant to which the Debt Securities are to be issued (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 Registration No. 33-57343 filed January 18, 1995)

    4.8  Certificate of Trust of Equitable of Iowa Companies Capital Trust**

    4.9  Declaration of Trust of Equitable of Iowa Companies Capital Trust**

    4.10 Form of Preferred Securities Guarantee Agreement by Equitable of Iowa Companies**











    4.11 Form of Debt Security*

    4.12 Form of Preferred Stock*

    4.13 Form of Warrant Agreement*

    4.14 Form of Preferred Security*

    4.15 First Supplemental Indenture*

    5.1 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.**

    5.2  Opinion of Richards, Layton & Finger, P.A.**

    8 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. as to certain federal income taxation matters*

   12    Computation of Ratio of Earnings to Fixed Charges**

   23.1 Consent of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. (included in Exhibits 5.1 and 8 hereto)**

   23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
         5.2 hereto)**

   23.3  Consent of Independent Auditors, Ernst & Young LLP**

   24 Power of Attorney (set forth on the signature page of this Registration Statement)**

   25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture**

   25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Equitable of Iowa Companies Capital Trust**

   25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Trust Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of Equitable of Iowa Companies Capital Trust**
_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.

 **      Previously filed.